                            ASSET PURCHASE AGREEMENT

                         dated as of September 16, 1998

                                  by and among

                       HEALTHCARE IMAGING SERVICES, INC.,

                               ECHELON MRI, P.C.,

                         MAINLAND IMAGING CENTER, P.C.,

                NORTH JERSEY IMAGING MANAGEMENT ASSOCIATES, L.P.,

                      BLOOMFIELD IMAGING ASSOCIATES, P.A.,

                          IRVING N. BERAN, M.D., P.A.,

                     THE ESTATE OF IRVING N. BERAN, DECEASED

                               MRS. PHYLLIS BERAN

                                       and

                                 SAM BERAN, M.D.



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                                TABLE OF CONTENTS
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ARTICLE I
         DEFINITIONS..........................................................................................- 1 -
         Section 1.01      Definitions........................................................................- 1 -
         Section 1.02      Rules of Construction.............................................................- 11 -

ARTICLE II
         PURCHASE AND SALE OF ASSETS.........................................................................- 11 -
         Section 2.01      Sale and Purchase of Assets.......................................................- 11 -
         Section 2.02      Excluded Assets...................................................................- 13 -
         Section 2.03      Liabilities Transferred...........................................................- 13 -
         Section 2.04      Transfer of Assets................................................................- 15 -
         Section 2.05      Purchase Price and Adjustments....................................................- 15 -
         Section 2.06      Closing Date Statements...........................................................- 15 -
         Section 2.07      Accounts Receivable Adjustment....................................................- 16 -
         Section 2.08      Payment of Purchase Price and Adjustments.........................................- 17 -
         Section 2.09      Work Papers.......................................................................- 17 -
         Section 2.10      Allocation of Purchase Price......................................................- 17 -
         Section 2.11      Clearance Certificates............................................................- 18 -
         Section 2.12      Transfer Taxes....................................................................- 18 -

ARTICLE III
         THE CLOSING.........................................................................................- 18 -
         Section 3.01      Closing Date......................................................................- 18 -
         Section 3.02      Deliveries by the Purchaser at the Closing........................................- 19 -
         Section 3.03      Deliveries by the Sellers at the Closing..........................................- 20 -
         Section 3.04      Power of Attorney.................................................................- 21 -
         Section 3.05      Non-Assignable Assets.............................................................- 22 -

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE SELLERS
         AND THE STOCKHOLDERS................................................................................- 23 -
         Section 4.01      Organization and Qualification....................................................- 23 -
         Section 4.02      Authority.........................................................................- 23 -
         Section 4.03      Consents and Approvals; No Violations.............................................- 24 -
         Section 4.04      Capitalization....................................................................- 24 -
         Section 4.05      Subsidiaries......................................................................- 24 -
         Section 4.06      Articles of Incorporation and By-laws.............................................- 24 -
         Section 4.07      Compliance With Laws; Licenses....................................................- 24 -
         Section 4.08      Litigation; Investigations........................................................- 25 -
         Section 4.09      Taxes.............................................................................- 25 -

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         Section 4.10      Employee Benefit Plans; ERISA.....................................................- 27 -
         Section 4.11      Labor Relations...................................................................- 28 -
         Section 4.12      Insurance Policies................................................................- 28 -
         Section 4.13      Financial Statements and Books and Records........................................- 29 -
         Section 4.14      No Material Adverse Change........................................................- 30 -
         Section 4.15      Absence of Liabilities............................................................- 30 -
         Section 4.16      Absence of Specified Changes......................................................- 30 -
         Section 4.17      Corporate Names...................................................................- 32 -
         Section 4.18      Real Property; Leases.............................................................- 32 -
         Section 4.19      Equipment and Personal Property...................................................- 33 -
         Section 4.20      Intellectual Property.............................................................- 33 -
         Section 4.21      Software..........................................................................- 34 -
         Section 4.22      Contracts.........................................................................- 34 -
         Section 4.23      Inventory.........................................................................- 34 -
         Section 4.24      Directors, Officers and Employees.................................................- 35 -
         Section 4.25      Title, Condition and Sufficiency of Assets; Conduct of Practice...................- 35 -
         Section 4.26      Transactions with Affiliates......................................................- 35 -
         Section 4.27      Absence of Certain Practices......................................................- 35 -
         Section 4.28      Accounts Payable..................................................................- 36 -
         Section 4.29      Accounts Receivable...............................................................- 36 -
         Section 4.30      Records...........................................................................- 36 -
         Section 4.31      Fraud and Abuse/Referrals.........................................................- 36 -
         Section 4.32      Third-Party Payors................................................................- 37 -
         Section 4.33      Compliance with Medicare and Medicaid Programs....................................- 37 -
         Section 4.34      Rate Limitations and Rates........................................................- 37 -
         Section 4.35      Participation in Audits...........................................................- 37 -
         Section 4.36      Reimbursement Documentation.......................................................- 37 -
         Section 4.37      Environmental Laws................................................................- 37 -
         Section 4.38      Patients..........................................................................- 38 -
         Section 4.39      Medical Waste.....................................................................- 38 -
         Section 4.40      Bulk Sales........................................................................- 38 -
         Section 4.41      Liabilities and Indebtedness......................................................- 38 -
         Section 4.42      Investment Intent.................................................................- 38 -
         Section 4.43      Disclosure........................................................................- 39 -

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................................................- 39 -
         Section 5.01      Organization and Qualification....................................................- 39 -
         Section 5.02      Authority.........................................................................- 39 -
         Section 5.03      Consents and Approvals; No Violations.............................................- 40 -

ARTICLE VI
         CERTAIN COVENANTS...................................................................................- 40 -

         Section 6.01      Access to Information.............................................................- 40 -
         Section 6.02      Conduct of Business in Normal Course..............................................- 41 -
         Section 6.03      No Solicitation...................................................................- 43 -
         Section 6.04      Notification of Certain Matters...................................................- 44 -
         Section 6.05      Supplements to Schedules..........................................................- 44 -
         Section 6.06      Confidentiality...................................................................- 44 -
         Section 6.07      Facilities Employees..............................................................- 46 -
         Section 6.08      Obligations and Indebtedness......................................................- 46 -
         Section 6.09      Purchase Orders...................................................................- 47 -
         Section 6.10      Mainland Facility.................................................................- 47 -
         Section 6.11      Recoupment Claims.................................................................- 47 -

ARTICLE VII
         CONDITIONS TO EACH PARTY'S OBLIGATIONS..............................................................- 47 -
         Section 7.01      Governmental Authorizations; Consents.............................................- 47 -
         Section 7.02      Absence of Litigation.............................................................- 47 -
         Section 7.03      No Injunction.....................................................................- 48 -

ARTICLE VIII
         CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS.................................................- 48 -
         Section 8.01      Accuracy of Representations and Warranties........................................- 48 -
         Section 8.02      Performance by the Sellers........................................................- 48 -
         Section 8.03      Non-Competition Agreement.........................................................- 48 -
         Section 8.04      Casualty Losses; Material Change..................................................- 48 -
         Section 8.05      Assets............................................................................- 48 -
         Section 8.06      Financial Statements..............................................................- 49 -
         Section 8.07      Compliance with Laws..............................................................- 49 -
         Section 8.08      Leases............................................................................- 49 -
         Section 8.09      Consents and Approvals............................................................- 49 -
         Section 8.10      Stockholder Approval..............................................................- 49 -
         Section 8.11      Opinion of Counsel................................................................- 49 -
         Section 8.12      FIRPTA Certificate................................................................- 49 -
         Section 8.13      Obligations and Indebtedness......................................................- 49 -
         Section 8.14      Notes.............................................................................- 50 -

ARTICLE IX
         CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS....................................................- 50 -
         Section 9.01      Accuracy of Representations and Warranties........................................- 50 -
         Section 9.02      Performance  by Purchaser.........................................................- 50 -
         Section 9.03      Opinion of Counsel................................................................- 50 -
         Section 9.04      Registration Rights Agreement.....................................................- 50 -

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ARTICLE X
         SURVIVAL OF REPRESENTATIONS AND WARRANTIES
         AND INDEMNIFICATION OBLIGATIONS.....................................................................- 50 -

ARTICLE XI
         INDEMNIFICATION.....................................................................................- 51 -
         Section 11.01     General Indemnity.................................................................- 51 -
         Section 11.02     Limitation on Indemnification Liabilities.........................................- 52 -
         Section 11.03     Indemnification Procedure.........................................................- 53 -

ARTICLE XII
         TERMINATION.........................................................................................- 55 -
         Section 12.01     Right to Terminate................................................................- 55 -
         Section 12.02     Obligations to Cease..............................................................- 55 -

ARTICLE XIII
         OBLIGATIONS AFTER THE CLOSING.......................................................................- 56 -
         Section 13.01     Tax Returns; Tax Periods Ending on or Before the Closing Date.....................- 56 -
         Section 13.02     Employees and Employee Benefits...................................................- 56 -
         Section 13.03     Tax Audits........................................................................- 56 -
         Section 13.04     Further Assurances and Cooperation................................................- 56 -
         Section 13.05     Access............................................................................- 57 -
         Section 13.06     Consent of the Sellers' Accountants...............................................- 57 -
         Section 13.07     Closing Period Financial Statements...............................................- 57 -
         Section 13.08     Stockholders' Meeting.............................................................- 57 -
         Section 13.09     Change of Name....................................................................- 58 -
         Section 13.10     Transfer Restrictions on Series D Stock...........................................- 58 -
         Section 13.11     Recoupment Claims.................................................................- 58 -

ARTICLE XIV
         MISCELLANEOUS.......................................................................................- 59 -
         Section 14.01     Publicity.........................................................................- 59 -
         Section 14.02     Costs.............................................................................- 59 -
         Section 14.03     Headings..........................................................................- 59 -
         Section 14.04     Notices...........................................................................- 59 -
         Section 14.05     Assignment and Successors.........................................................- 60 -
         Section 14.06     Binding Effect....................................................................- 60 -
         Section 14.07     Governing Law; Forum; Process.....................................................- 60 -
         Section 14.08     Entire Agreement..................................................................- 61 -
         Section 14.09     Counterparts......................................................................- 61 -
         Section 14.10     Severability......................................................................- 61 -
         Section 14.11     No Prejudice......................................................................- 61 -
         Section 14.12     Parties in Interest...............................................................- 61 -

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         Section 14.13     Amendment and Modification........................................................- 61 -
         Section 14.14     Waiver............................................................................- 61 -
         Section 14.15     Knowledge.........................................................................- 61 -
         Section 14.16     Consents..........................................................................- 61 -

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                                    SCHEDULES
                                    ---------

Schedule 1.01              Location of Facilities
Schedule 1.02              Stockholders
Schedule 2.01(a)           Accounts Receivable
Schedule 2.01(b)           Assumed Contracts
Schedule 2.01(c)           Personal Property
Schedule 2.01(d)           Licenses
Schedule 2.01(f)           Computer Software
Schedule 2.01(g)           Patents
Schedule 2.01(h)           Real Property Leases
Schedule 2.01(i)           Tangible Assets
Schedule 2.01(j)           Corporate Names
Schedule 2.02(b)           Tax Refunds
Schedule 2.02(c)           Insurance Policies
Schedule 2.02(d)           Prepaid Assets
Schedule 2.02(e)           Security Deposits
Schedule 2.02(f)           Deposits with Picker International, Inc.
Schedule 2.02(g)           Excluded Contracts
Schedule 2.02(h)           Non-transferable Licenses
Schedule 2.03(a)(i)        Assumed Liabilities
Schedule 2.03(b)(vi)       Terminated Purchase Orders
Schedule 2.03(b)(viii)     Vista Upgrade
Schedule 3.02              New Leases
Schedule 2.04              Permitted Liens
Schedule 4.03              Consents and Approvals
Schedule 4.04              Capitalization
Schedule 4.07              Permits
Schedule 4.08              Litigation
Schedule 4.09              Taxes
Schedule 4.10              Employee Benefit Plans
Schedule 4.12              Insurance Policies
Schedule 4.13              Financial Statements
Schedule 4.14              Material Adverse Changes
Schedule 4.15              Liabilities
Schedule 4.16              Specified Changes
Schedule 4.17              Corporate Names
Schedule 4.18              Real Property/Leases
Schedule 4.19              Equipment and Personal Property
Schedule 4.20              Intellectual Property
Schedule 4.21              Software
Schedule 4.22              Contracts
Schedule 4.23              Inventory

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Schedule 4.24              Directors, Officers and Employees
Schedule 4.25              Liens
Schedule 4.26              Transactions with Affiliates
Schedule 4.27              Absence of Certain Practices
Schedule 4.29              Accounts Receivable
Schedule 4.32              Third Party Payor Contracts
Schedule 4.38              Adverse Relationships with Patients
Schedule 4.44              Residence Addresses
Schedule 5.03              Purchaser's Consents
Schedule 6.02              Conduct of Business pending Closing
Schedule 6.07              Vacation
Schedule 6.08              Obligations and Indebtedness
Schedule 13.08             Meeting Proposals
Schedule 14.16             Consents

                                    EXHIBITS
                                    ---------

Exhibit 1     Form of Non-Competition Agreement

Exhibit 2     Form of Note and Pledge and Security Agreement

Exhibit 3 Certificate of Designations, Preferences and Rights of Series D Cumulative Accelerating Redeemable Preferred Stock

Exhibit 4     Form of Escrow Agreement

Exhibit 5     Opinion of Counsel to the Purchaser

Exhibit 6     Form of Assignment and Assumption Agreement

Exhibit 7     Form of Lease

Exhibit 8     Registration Rights Agreement

Exhibit 9     Form of Voting Agreement

Exhibit 10    Opinion of Counsel to the Sellers

Exhibit 11    Form of FIRPTA Certificate

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of September 16, 1998, by and among HealthCare Imaging Services, Inc., a Delaware corporation (the "Purchaser"), and Echelon MRI, P.C., a New Jersey professional corporation, Mainland Imaging Center, P.C., a New Jersey professional corporation, North Jersey Imaging Management Associates, L.P., a New Jersey limited partnership, Bloomfield Imaging Associates, P.A., a New Jersey professional corporation, and Irving N. Beran, M.D., P.A., a New Jersey professional corporation (referred to collectively herein as the "Sellers" and each individually as a "Seller"), the estate of Irving N. Beran, Deceased (the "Estate"), Mrs. Phyllis Beran ("Mrs. Beran") and Sam Beran, M.D. ("Dr. Beran"; the Estate, Mrs. Beran and Dr. Beran are referred to herein collectively as the "Stockholders" and each individually as a "Stockholder").

         WHEREAS, the Sellers currently operate three diagnostic imaging facilities, one radiology/x- ray/ultrasound facility and certain other radiology facilities located at the addresses set forth on Schedule 1.01 (referred to herein collectively as the "Facilities" and each individually as a "Facility") and are engaged in the provision of diagnostic imaging services (the "Practice");

         WHEREAS, the Stockholders own a majority of the Capital Stock, as the case may be, in each of the Sellers;

         WHEREAS, the Purchaser desires to acquire from the Sellers and the Sellers desire to sell to the Purchaser, substantially all of the Sellers' assets and properties that pertain to the Facilities upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Board of Directors of the Purchaser and the requisite stockholders or other equity owners, the Board of Directors, general partner or other governing board, as the case may be, of each Seller has, or will have prior to the consummation of the transactions contemplated herein, duly approved the transactions contemplated herein upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         Section 1.01 Definitions. As used throughout this Agreement, the following terms have the following meanings:

            "Accounts Receivable Adjustment" has the meaning ascribed thereto in
Section 2.07.

            "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Capital Stock, by contract or otherwise.

            "Agreement" means this Agreement, as amended, modified or supplemented from time to time in accordance with the terms hereof, together with any exhibits, schedules or other attachments thereto.

            "Allocation" has the meaning ascribed thereto in Section 2.10.

            "Allocation Notice" has the meaning ascribed thereto in Section
2.10.

            "Assets" means all of the Sellers' properties, assets, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description (including all intangible property, tangible property and real property of the Sellers), except the Excluded Assets, and any Assets disposed of by the Sellers prior to the Closing pursuant to and not in violation of this Agreement, whether owned or leased or otherwise possessed, used or held for use by the Sellers with respect to the operation of the Facilities and the Practice, whether or not described in the schedules to this Agreement and whether or not reflected on the Financial Statements, now in existence or hereafter acquired by the Sellers prior to the Closing.

            "Assumed Liabilities" has the meaning ascribed thereto in Section 2.03(a).

            "Bloomfield Facility" means the diagnostic imaging Facility operated by Bloomfield Imaging Associates, P.A.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock or any form of membership interests, as applicable, including, without limitation, partnership interests, whether outstanding on the Closing Date or issued after the Closing Date and any and all rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

            "Cash Consideration" has the meaning ascribed thereto in Section
2.05.

            "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980.

            "Closing" has the meaning ascribed thereto in Section 3.01.

            "Closing A/R Adjustment" has the meaning ascribed thereto in Section 2.07.

            "Closing Date" has the meaning ascribed thereto in Section 3.01.

            "Closing Date A/R Amount" has the meaning ascribed thereto in
Section 2.06.

            "Closing Date A/R Amount Certificate" has the meaning ascribed thereto in Section 2.06.

            "Closing Period" has the meaning ascribed thereto in Section 2.06.

            "Closing Period Financial Statements" has the meaning ascribed thereto in Section 2.06.

            "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985.

            "Code" means the Internal Revenue Code of 1986 (or any successor statute thereto), as amended from time to time.

            "Confidential Information" means all non-public information and records, including the existence and terms of this Agreement, whether written or oral, concerning the business of any other party hereto; provided, however, that the term Confidential Information shall not include information or data which
(i) at the time of disclosure is generally available to and known by the public other than as a result of disclosure in violation of clause (a) or (b) of
Section 6.06, (ii) was or becomes available to a party on a non-confidential basis from a source other than the other party or its agents or advisors; provided, however, that such source is not bound by a confidentiality agreement or obligation of secrecy in respect thereof or (iii) may be disclosed by the Purchaser pursuant to Section 14.01 hereof.

            "Consents" means governmental and third party consents, permits, approvals, orders, authorizations, qualifications and waivers necessary for the consummation of the sale of the Assets contemplated hereby.

            "Contracts" has the meaning ascribed thereto in Section 4.22.

            "Conversion Shares" has the meaning ascribed thereto in Section
5.02.

            "Disclosing Party" has the meaning ascribed thereto in Section 6.06(b).

            "Echelon Facility" means the diagnostic imaging Facility operated by Echelon MRI, P.C.

            "Environmental Laws" means any applicable federal, state, local or foreign laws, statutes, rules, regulations, orders, consent decrees, judgments, permits or licenses, relating to prevention, remediation, reduction or control of pollution, or protection of the environment, natural resources and/or human health and safety, including, without limitation, such applicable Laws or Licenses relating to (a) solid waste and/or Hazardous Materials generation, handling, transportation, use, treatment, storage or disposal, (b) air, water, and noise pollution, (c) soil, ground, water or groundwater contamination, (d) the manufacture, generation, processing, handling, distribution, use, treatment, storage, transportation or release, emission or discharge into the environment of Hazardous Materials, (e) regulation of underground and above ground storage tanks, (f) the obtaining, sale, use, storage, disposal or testing of any human blood or blood product and
(g) the disposal of medical waste.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, as amended from time to time.

            "Escrow Agent" has the meaning ascribed thereto in Section 2.08.

            "Excluded Assets" has the meaning ascribed thereto in Section 2.02.

            "Facilities" has the meaning ascribed thereto in the Preamble to this Agreement.

            "Facilities Employees" means all persons employed on the Closing Date by the Sellers at the Facilities.

            "FDA" means the Food and Drug Administration.

            "Final Closing Date A/R Amount" has the meaning ascribed thereto in
Section 2.06.

            "Final Closing Period Financial Statements" has the meaning ascribed thereto in Section 2.06.

            "Financial Statements" means the 1997 Financial Statements, the 1996 Financial Statements, the 1997 Tax Basis Financial Statements, the 1996 Tax Basis Financial Statements and the Interim Financial Statements.

            "1997 Financial Statements" means the audited financial statements of the Sellers for the fiscal year ended December 31, 1997, including the statements of assets, liabilities and stockholders' equity as at December 31, 1997 and the statements of revenues, expenses and retained earnings and the statement of cash flows and the notes and supplementary information thereto for the fiscal year ended December 31, 1997, prepared on a accrual basis in accordance with GAAP, together with the audit opinion of the Sellers' Accountants thereon.

            "1996 Financial Statements" means the audited financial statements of the Sellers for the fiscal year ended December 31, 1996, including the statements of assets, liabilities and stockholder's equity as at December 31, 1996 and the statements of revenues, expenses and retained earnings and the statement of cash flows and the notes and supplementary information thereto for the fiscal year ended December 31, 1996, prepared on an accrual basis in accordance with GAAP, together with the audit opinion of the Sellers' Accountants thereon.

            "FIRPTA Certificate" has the meaning ascribed thereto in Section
8.12.

            "GAAP" means U.S. generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date of determination.

            "Governmental Authority" means any governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental agency, board, branch, bureau, commission, court, arbitration panel, department, authority, body or other instrumentality or political unit or subdivision or official thereof, whether domestic or foreign.

            "Hazardous Materials" means and includes any pollutants, hazardous or toxic materials, substances or wastes, including: petroleum and petroleum products and derivatives; asbestos; radon; polychlorinated bi-phenyls; urea-formaldehyde foam insulation; explosives; radioactive materials; laboratory wastes and medical wastes (including contaminated clothing, body fluids, contaminated medical instruments and equipment, catheters, used bandages, gauzes, needles or other sharp instruments); and any chemicals, materials or substances designated or regulated as hazardous or as toxic substances, materials, or wastes, or otherwise regulated, under any Environmental Law; hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other material or substance hazardous to human health or safety, as defined or regulated under any Environmental Law.

            "HCFA" means the Health Care Financing Administration.

            "Indemnitee" has the meaning ascribed thereto in Section 11.01.

            "Indemnitor" has the meaning ascribed thereto in Section 11.01.

            "Independent Auditor" means an impartial certified public accounting firm of national standing which has not provided accounting services to any party hereto or its Affiliates at any time within the prior three (3) years and which is reasonably acceptable to the Purchaser and the Sellers.

            "Interim Balance Sheet Date" has the meaning ascribed thereto in
Section 4.23.

            "Interim Financial Statements" means the financial statements of the Sellers, compiled by SCW&Co, for the six months ended June 30, 1998, including the statements of assets, liabilities and stockholder's equity as at June 30, 1998 and the statements of revenues, expenses and retained earnings and the statement of cash flows and the notes and supplementary information thereto, for the six months ended June 30, 1998, prepared on an accrual basis in accordance with GAAP.

            "IRS" means the U.S. Internal Revenue Service or any successor agency.

            "Law" means any statute, ordinance, code, rule, regulation or court order enacted, adopted or promulgated by any Governmental Authority.

            "Leased Premises" means any real property which the Sellers lease or sublease.

            "Leases" has the meaning ascribed thereto in Section 2.01(h).

            "Letter of Intent" means the letter of intent, dated March 6, 1998, by and among the Company, the Sellers and the Stockholders.

            "Licenses" means all licenses, permits, consents, authorizations, registrations and approvals of, with or from Governmental Authorities, including all occupancy, fire, business and other permits from local officials required for the conduct of the business by the Sellers, the Facilities and the Practice as now being conducted.

            "Lien" means any security agreement, financing statement (whether or not filed), mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance, lien, charge, restrictive agreement, mortgage, deed of trust, indenture, pledge, option, limitation, exception to or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, lease, consignment, or bailment given for security purposes, trust receipt or other title retention agreement with respect to any property or asset of such Person, whether direct, indirect, accrued or contingent.

            "Losses" means any and all losses, claims, damages, liabilities (or actions, suits or proceedings, including any inquiry or investigation with respect thereto), costs (including the reasonable costs of preparation and reasonable attorneys' fees) and expenses (including reasonable expenses of investigation).

            "Mainland Facility" means the diagnostic imaging Facility operated by Mainland Imaging Center, P.C.

            "Material Adverse Effect" means any event, circumstance or condition that, individually or when aggregated with all other similar events, circumstances or conditions could reasonably be expected to have, or has had, a material adverse effect on: (i) the business, property, operations, condition (financial or otherwise), results of operations or prospects of the Sellers, the Facilities or the Practice; (ii) the Assets; (iii) the ability of the Sellers to consummate the transactions contemplated hereunder in the manner contemplated hereby; or (iv) the ability of the Purchaser to perform and conduct the operations of the Facilities and the Practice after the consummation of the transactions contemplated by this Agreement substantially in the manner conducted prior to the consummation of such transactions.

            "Medical Waste" means (i) pathological waste, (ii) blood, (iii) sharps, (iv) wastes from surgery or autopsy, (v) dialysis waste, including contaminated disposable equipment and supplies, (vi) cultures and stocks of infectious agents and associated biological agents, (vii) contaminated animals,
(viii) isolation wastes, (ix) contaminated equipment, (x) laboratory waste, (xi) any substance, pollutant, material, or contaminant listed or regulated under any Medical Waste Law, and (xii) other biological waste and discarded materials contaminated with or exposed to blood, excretion, or secretions from human beings or animals.

            "Medical Waste Laws" means the following, including regulations promulgated and orders issued thereunder, as in effect on the date hereof and the Closing Date: (i) the Medical Waste Tracking Act of 1988, 42 USCA ss.ss.6992, et seq., (ii) the U.S. Public Vessel Medical Waste Anti- Dumping Act of 1988, 33 USCA ss.ss.2501 et seq., (iii) the Marine Protection, Research, and Sanctuaries Act of 1972, 33 USCA ss.ss.1401 et seq., (iv) the Occupational Safety and Health Act, 29 USCA ss.ss.651 et seq., (v) the United States Department of Health and Human Services, National Institute for Occupational Safety and Health, Infectious Waste Disposal Guidelines, Publication No. 88-119, and (vi) and any Laws insofar as they are applicable to assets or operations of the Sellers, the Facilities and the Practice purport to regulate Medical Waste or impose requirements relating to Medical Waste.

            "Meeting" shall have the meaning ascribed thereto in Section 13.08

            "Minority Stockholders" means all stockholders, other than the Stockholders, of each Seller, all of whom are listed on Schedule 1.02.

            "Non-Assignable Assets" has the meaning ascribed thereto in Section 3.05.

            "Non-Competition Agreements" means the Non-Competition Agreements, effective as of the Closing Date, between the Purchaser and each of the Sellers, Mrs. Beran, Dr. Beran, Debbie Beran and Chaya Beran, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto, substantially in the form of Exhibit 1 hereto.

            "Notes" means the Sellers' notes in the form attached hereto as
Exhibit 2 in favor of the Purchaser in the aggregate amount of the Purchaser Loan Amount and each referencing the Pledge and Security Agreements containing a pledge of such Seller's Series D Stock as collateral security for the payment of the Notes.

            "Notice" has the meaning ascribed thereto in Section 11.03(a).

            "Patients" means all patients who are currently or have been patients of such Seller at any time during the two (2) year period preceding the date of this Agreement.

            "Patient Files" means all materials or information of the Sellers relating to the Patients.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Permits" has the meaning ascribed thereto in Section 4.07.

            "Permitted Liens" has the meaning ascribed thereto in Section 2.04.

            "Person" means any corporation, partnership, firm, joint venture, individual, association, trust, unincorporated organization or other entity.

            "Physician Employees" means any physicians who, at any time during the two (2) year period preceding the date of this Agreement, have performed or currently are performing services for such Seller.

            "Plans" means all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans and all multi-employer plans (as defined in Sections 3(3), (1) and (2), respectively, of ERISA), (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with copies of any trusts related thereto and a classification of employees covered thereby.

            "Pledge and Security Agreements" means the Pledge and Security Agreements, effective as of the Closing Date, by each Seller in favor of the Purchaser, as amended, modified or supplemented from time to time in accordance with the terms thereof, together with any exhibits, schedules or other attachments thereto, substantially in the form of Exhibit 2 hereto.

            "Practice" has the meaning ascribed thereto in the Preamble to this Agreement.

            "Pre-Closing A/R Adjustment" has the meaning ascribed thereto in
Section 2.07(a).

            "Preferred Stock Consideration" has the meaning ascribed thereto in
Section 2.05.

            "Pre-Tax Profits" means the aggregate amount of the earnings before income taxes of the Sellers for the fiscal year ended December 31, 1997, as reflected in the 1997 Tax Basis Financial Statements.

            "Proposed Allocation" has the meaning ascribed thereto in Section 2.10.

            "Purchase Price" has the meaning ascribed thereto in Section 2.05.

            "Purchaser" means HealthCare Imaging Services, Inc. and any subsidiary thereof to which it may assign its rights, without delegating its obligations, hereunder.

            "Purchaser Common Stock" means the common stock, par value $0.01 per share, of the Purchaser.

            "Purchaser Health Plan" has the meaning ascribed thereto in Section 6.07.

            "Purchaser Loan Amount" means an aggregate of $2.5 million.

            "Purchaser's Accountants" means Deloitte & Touche, LLP, certified public accountants.

            "Qualified Plans" has the meaning ascribed thereto in Section
4.10(b).

            "Recoupment Claim" means any recoupment or overpayment, set-off, penalty or fine pending, or to the knowledge of the Sellers or the Stockholders threatened, by any third-party payor or Governmental Authority having jurisdiction over the Sellers, the Facilities or the Practice for amounts arising from or related to payments to the Sellers, the Facilities or the Practice for services rendered at the Facilities prior to the Closing.

            "Registration Rights Agreement" has the meaning ascribed thereto in
Section 3.02.

            "Representative" has the meaning ascribed thereto in Section
6.06(b).

            "Retraining Obligations" has the meaning ascribed thereto in Section 6.07.

            "SCW&Co" means Seligman, Cupersmith, Wilensky & Company, LLP, certified public accountants.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

            "Seller" has the meaning ascribed thereto in the preamble to this Agreement.

            "Sellers' Accountants" means David Fischer & Company, P.A., certified public accountants.

            "Selling Group" has the meaning ascribed thereto in Section 6.06(a).

            "Series D Stock" has the meaning ascribed thereto in Section 2.05.

            "Subject Party" has the meaning ascribed thereto in 6.06(b).

            "Tax" and "Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any Governmental Authority.

            "Taxpayers" has the meaning ascribed thereto in Section 4.09(a).

            "Tax Action" has the meaning ascribed thereto in Section 13.03.

            "1997 Tax Basis Financial Statements" means the financial statements of the Sellers, compiled by SCW&Co, for the fiscal year ended December 31, 1997, including the statements of assets, liabilities and stockholder's equity as at December 31, 1997 and the statements of revenues, expenses and retained earnings and the statement of cash flows and the notes and supplementary information thereto, for the fiscal year ended December 31, 1997, prepared on an income tax basis.

            "1996 Tax Basis Financial Statements" means the financial statements of the Sellers, compiled by SCW&Co, for the fiscal year ended December 31, 1996, including the statements of assets, liabilities and stockholder's equity as at December 31, 1996 and the statements of revenues, expenses and retained earnings and the statement of cash flows and the notes and supplementary information thereto for the fiscal year ended December 31, 1996, prepared on an income tax basis.

            "Tax Return" means any report, return, form, declaration or other document or information required to be supplied to any Governmental Authority in connection with Taxes.

            "Threshold Amount" has the meaning ascribed thereto in Section
11.02.

            "Transaction Documents" means, collectively, this Agreement and any and all agreements, exhibits, schedules, certificates, instruments and other documents contemplated hereby or executed and delivered in connection herewith.

            "12/31/97 A/R Amount" means $5,817,540

            "Vista Upgrade" has the meaning ascribed thereto in Section 2.03.

         Section 1.02  Rules of Construction.
                       ----------------------

            Unless the context otherwise requires:

                (a)      a term has the meaning assigned to it;

                (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (c)      "or" is not exclusive;

                (d) words in the singular include the plural, and words in the plural include the singular;

                (e)      provisions apply to successive events and transactions;

                (f) the words "include" and "including" shall be deemed to mean "include, without limitation," and "including, without limitation";

                (g) "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or clause where such terms may appear;

                (h) references to sections or articles mean references to such section or article in this Agreement, unless stated otherwise; and

                (i) the use of any gender shall be applicable to all genders.

                                   ARTICLE II
                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

         Section 2.01 Sale and Purchase of Assets. Except as set forth in
Section 2.02 hereof, upon the terms and subject to the conditions set forth herein, at the Closing, the Sellers shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Sellers, free and clear of all Liens, all of the Assets, including, without limitation, the following:

            (a) all accounts receivable of any kind of the Sellers with respect to services provided at the Facilities, including but not limited, to accounts receivable arising from services rendered prior to the Closing Date, notwithstanding that invoices relating thereto have not yet been issued, and those which are specified on Schedule 2.01(a);

            (b) all right, title and interest of the Sellers in and to all contracts, agreements, arrangements, instruments, documents of any nature or description that pertain to the Practice or the Facilities, including, but not limited to, those which are specified on Schedule 2.01(b);

            (c) all machinery, equipment, furniture, fixtures, office and computer equipment, leasehold improvements, vehicles and other tangible personal property of the Sellers, used or held for use in the Facilities or the Practice, including, but not limited to, those which are specified on Schedule 2.01(c);

            (d) all interests of the Sellers in regulatory licenses, approvals, permits and applications held by the Sellers that pertain to the Practice or the Facilities which are capable of being transferred, including, but not limited to, those which are specified on Schedule 2.01(d);

            (e) all Patient Files in any form (and all software related to any such computer records) in the possession or control of the Sellers to the extent legally transferable;

            (f) all computer software, computer databases, computer programs, application software, source codes and object codes owned by the Sellers and used or held for use by the Facilities or the Practice, including, but not limited to, those which are specified on Schedule 2.01(f);

            (g) all patents, trademarks, trade secrets, inventions, processes, procedures, research records, market surveys, copyrights, service marks, trade names and know-how and other intellectual property, wherever located, of the Sellers related to the Facilities or the Practice and all registrations and applications for registration of any of the foregoing, including, but not limited to, those which are specified on Schedule 2.01(g);

            (h) all right, title and interest of the Sellers under the real property leases, written or oral (collectively, the "Leases"), listed, and, with respect to oral leases, the terms and conditions of which are set forth, on
Schedule 2.01(h);

            (i) all inventories, supplies and similar tangible assets of the Sellers related to the Facilities or the Practice, including, but not limited to, those which are specified on Schedule 2.01(i);

            (j) all right, title and interest of the Sellers in and to the corporate names of the Sellers and all names under which the Sellers are currently doing business, including, but not limited to, those which are specified on Schedule 2.01(j) to the extent legally transferable;

            (k) all goodwill of the Sellers generated by the Facilities or the Practice;

            (l) all books and records of the Sellers relating to the Facilities or the Practice, including, without limitation, manuals, standard operating procedures, correspondence, customer, vendor and mailing lists, production records, employment records, customer relation information and all other confidential or proprietary information pertaining to the Facilities or the Practice;

            (m) all rights of the Sellers residuary to or arising out of or under express or implied warranties from suppliers, manufacturers or vendors with respect to the Assets; and

            (n) all other assets and properties of any nature whatsoever held by the Sellers, either directly or indirectly, and used in, allocated to, or required for the conduct of, the Facilities or the Practice, including all data, files, indices, analyses and similar information, all stationery, invoices and other forms and all other records of any kind.

         Section 2.02 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Sellers shall retain and shall not sell, transfer, convey or assign to the Purchaser, and the Purchaser shall not purchase or acquire, any of the Sellers' right, title and interest in and to the following (the "Excluded Assets"):

            (a) all cash of the Sellers;

            (b) all tax refunds including, but not limited to, those specified on Schedule 2.02(b);

            (c) all insurance policies and claims against officers and directors including, but not limited to, those specified on Schedule 2.02(c);

            (d) all prepaid assets specified on Schedule 2.02(d);

            (e) all security deposits specified on Schedule 2.02(e);

            (f) all deposits with Picker International, Inc. specified on
Schedule 2.02(f);

            (g) all contracts specified on Schedule 2.02(g); and

            (h) all non-transferable regulatory licenses, approvals, permits and applications held by any Seller that pertain to the Practice or the Facilities and specified on Schedule 2.02(h).

         Section 2.03 Liabilities Transferred.

            (a) Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not assume any liabilities of the Sellers, the Stockholders or the Minority Stockholders, whether accrued, absolute or contingent, recorded or unrecorded or otherwise, other than the following ("Assumed Liabilities"):

               (i) the Purchaser will assume the performance of all obligations that accrue after the Closing Date with respect to (x) the agreements specified in Schedule 2.03(a)(i), provided, however, that the Stockholders and/or the Sellers, as the case may be, shall remain liable for, and shall fully perform, all liabilities of or with respect to the Practice and Facilities that accrue on or prior to the Closing, and (y) Recoupment Claims which arose from actual services performed at the Facilities and were in the ordinary course of business consistent with past practice, other than those for which payment has been received by the Sellers, the Facilities or the Practice, as applicable, prior to the Closing.

            (b) The Sellers shall be responsible for all obligations and liabilities of the Sellers, other than the Assumed Liabilities, included but not limited to the following (the "Excluded Liabilities"):

               (i) liabilities or obligations of any of the Sellers for indebtedness to any of their stockholders or other equity owners or to any Person affiliated or associated therewith;

               (ii) except as otherwise specifically provided herein, liabilities or obligations with respect to this Agreement or any of the transactions contemplated hereunder including, without limitation, legal and accounting fees;

               (iii) liabilities or obligations which may arise by reason of or with respect to the dissolution of any of the Sellers;

               (iv) subject to Section 6.07, liabilities or obligations for any severance or post-termination benefits or other payments or awards (including, without limitation, disability payments and workers compensation awards) owed to or incurred on behalf of any employee of the Sellers and/or the Facilities or Practice terminated prior to or at the Closing, including, without limitation, any obligations under COBRA;

               (v) liabilities or obligations incurred by any Seller or Stockholder which violate or breach any representation, warranty, covenant or agreement of the Sellers or the Stockholders included herein or made in connection herewith;

               (vi) the obligations of the Sellers and/or Stockholders with respect to the purchase orders for the equipment specified on Schedule 2.03(b)(vi), and the Purchaser will have no liability with respect to such equipment or any termination of such purchase orders;

               (vii) all accounts payable, accrued expenses, and Taxes of, and pertaining to, the Facilities and the Practice, including but not limited to, the foregoing and the payment of employee salaries, benefits, vacation, sick pay, and severance and termination payments that accrue on or prior to the Closing;

               (viii) the obligations of the Sellers and/or Stockholders, if any, with respect to the upgrade of the Picker 1.OT Vista MR System located at the Bloomfield Facility as specified on Schedule 2.03(b)(viii) (the "Vista Upgrade"); and

               (ix) all liabilities or obligations that are not Assumed Liabilities (including, without limitation, Recoupment Claims for which payment has been received by the Sellers, the Facilities or the Practice, as applicable, prior to the Closing (which claims and any and all Losses related thereto shall be payable by the Sellers in cash or in shares of Series D Stock, as the Sellers may determine) and any amount payable in respect of the termination of any insurance policy covering the Assets as of the Closing).

         Section 2.04 Transfer of Assets. The transfer of the Assets as herein contemplated shall be made by the Sellers, free and clear of all Liens of any kind or nature except Liens specified on Schedule 2.04 that relate to the Assumed Liabilities (collectively, "Permitted Liens") and shall be effected by such bills of sale, endorsements, assignments, drafts, checks, deeds and other instruments of transfer, conveyance and assignment as shall be necessary or appropriate to transfer, convey and assign the Assets to the Purchaser on the Closing Date as contemplated by this Agreement and as shall be reasonably requested by the Purchaser. The Sellers shall, at any time and from time to time after the Closing Date at the Purchaser's sole cost and expense, execute and deliver such other instruments of transfer and conveyance and do all such further acts and things as may be reasonably requested by the Purchaser to transfer, convey, assign, and deliver to the Purchaser or to aid and assist the Purchaser in collecting and reducing to possession any and all of the Assets, or to vest in the Purchaser good, valid and legal and beneficial title to the Assets which had been owned by the Sellers prior to the Closing.

         Section 2.05 Purchase Price and Adjustments. The purchase price for the Assets (the "Purchase Price") shall be $11,500,000 in cash (the "Cash Consideration") and 1,000 shares (subject to adjustment as set forth in Section 2.07) of the Purchaser's Series D Cumulative Accelerating Redeemable Preferred Stock (the "Series D Stock") having an aggregate liquidation preference of $10,500,000 (the "Preferred Stock Consideration"). The Certificate of Designations, Preferences and Rights of the Series D Stock is attached hereto as
Exhibit 3. Any adjustments to the Purchase Price shall be payable in shares of Series D stock valued at its liquidation preference.

         Section 2.06 Closing Date Statements. As promptly as practicable after the Closing Date (but in no event later than thirty (30) days after the Closing
Date), the Sellers will deliver to the Purchaser (i) unaudited financial statements of the Sellers prepared by SCW&Co, on an accrual basis, in a manner consistent with the 1997 Financial Statements, for the period commencing July 1, 1998 and ending on the last day of the month immediately preceding the month in which the Closing occurs (the "Closing Period"), including statements of revenues, expenses and retained earnings, statements of assets, liabilities and stockholders' equity and statement of cash flows, as well as the supplementary information and notes thereto (the foregoing financial statements are referred to as the "Closing Period Financial Statements") and (ii) a statement, with requisite supporting schedules and notes (the "Closing Date A/R Amount Certificate"), of the aggregate amount of the net collectible accounts receivable of the Sellers as at the Closing Date, calculated on an accrual basis in accordance with GAAP and in a manner consistent with the calculation of the 12/31/97 A/R Amount (the "Closing Date A/R Amount"). The Purchaser and its representatives shall have the right to review the Closing Period Financial Statements and the Sellers' calculation of the Closing Date A/R Amount. Within thirty (30) days after the delivery of the Closing Period Financial Statements and the Sellers' calculation of the Closing Date A/R Amount, the Purchaser may notify the Sellers of any objections or changes thereto, specifying in reasonable detail any such objections or changes. If the Purchaser does not notify the Sellers of any objections or changes to the Closing Period Financial Statements and the Sellers' calculation of the Closing Date A/R Amount within such thirty (30) day period, or if the Sellers and the Purchaser agree on the resolution of all objections or changes, then such Closing Period Financial Statements and the Sellers' calculation of the Closing Date A/R Amount, with such changes as are agreed upon, shall be final and binding, and shall be referred to as the "Final Closing Period Financial Statements" or the "Final Closing Date A/R Amount", respectively. If the Sellers and the Purchaser shall fail to reach an agreement with respect to all objections or changes, then all disputed objections or changes shall, not later than ten (10) days after one of the parties affirmatively terminates discussions in writing with respect to such objections or changes, be submitted for resolution to an Independent Auditor. The Purchaser and the Sellers shall use reasonable efforts to cause the Independent Auditor, within twenty (20) days of its appointment, to use its best judgment in resolving the disputes submitted to it. The Closing Period Financial Statements and the Sellers' calculation of the Closing Date A/R Amount, as adjusted pursuant to the preceding sentence, shall be final and binding and shall be referred to as the "Final Closing Period Financial Statements" or the "Final Closing Date A/R Amount", respectively. In the event that the Independent Auditor resolves all disputes presented to it in the manner proposed by one of the parties, the fees and expenses of the Independent Auditor relating to the resolution of such dispute shall be paid by the other party. In all other events, the fees and expenses of the Independent Auditor shall be shared in the same proportion that the Sellers' position, on the one hand, and the Purchaser's position, on the other hand, initially presented to the Independent Auditor bears to the final resolution as determined by the Independent Auditor.

         Section 2.07 Accounts Receivable Adjustment.

            (a) To the extent, if any, that the Pre-Tax Profits and/or the 12/31/97 A/R Amount is less than $4.5 million and $7.0 million, respectively, then the Preferred Stock Consideration payable at the Closing shall be adjusted on the Closing Date on a $4.90 for $1.00 basis with respect to adjustments for decreases in aggregate pre-tax profits and on a $1.00 for $1.00 basis with respect to adjustments for decreases in aggregate net collectible accounts receivable, without duplication (the "Pre-Closing A/R Adjustment").

            (b) In the event that the Final Closing Date A/R Amount is less than $7.0 million, then the Preferred Stock Consideration shall be reduced on a $1.00 for $1.00 basis for the amount of such shortfall, without duplication for the Pre-Closing A/R Adjustment; however, if the Final Closing Date A/R Amount exceeds the 12/31/97 A/R Amount the Preferred Stock Consideration shall be increased by such excess amount but only up to the amount of the Pre-Closing A/R Adjustment (the "Closing A/R Adjustment"). The net effect of the Pre-Closing A/R Adjustment and the Closing A/R Adjustment shall be referred to herein as the "Accounts Receivable Adjustment".

         Section 2.08 Payment of Purchase Price and Adjustments.

            (a) The Purchase Price payable at Closing by the Purchaser to the Sellers shall be (i) the Cash Consideration of $11,500,000, which sum shall be paid by transfer of immediately available funds to an account or accounts previously designated in writing by the Sellers or by certified check payable to the order of the Sellers and (ii) certificates evidencing 871.023 shares of Series D Stock (as adjusted in accordance with the provisions of Section 2.07). Certificates evidencing 16.362 shares of Series D Stock (which shares shall have an aggregate liquidation preference equal to the sum of (x) $125,000 and (y) $46,800) shall be deposited with Swidler Berlin Shereff Friedman, LLP as escrow agent pursuant to the terms of an escrow agreement in the form attached hereto as Exhibit 4 (the "Escrow Agreement"), which certificates shall be duly endorsed in blank or accompanied by stock powers duly endorsed in blank. Such shares shall be held in escrow commencing on the Closing Date for purposes of funding the Accounts Receivable Adjustment and for obtaining appropriate tax clearance certificates from the State of New Jersey in accordance with the Escrow Agreement. The shares shall be released by the escrow agent in accordance with the terms set forth in the Escrow Agreement.

            (b) Within four (4) days of the parties' receipt of the Final Closing Date A/R Amount, the net amount owing to the Purchaser or the Sellers, as the case may be, due to the Accounts Receivable Adjustment, shall be paid to the Purchaser or the Sellers, as the case may be, by transfer from the Sellers of shares of Series D Stock (valued at its liquidation preference) to the Purchaser, or from the Purchaser of immediately available funds to an account previously designated by the Sellers, as appropriate. The Stockholders shall be jointly and severally liable for amounts payable by the Sellers hereunder.

         Section 2.09 Work Papers. Each of the Purchaser and the Sellers agrees to permit the other party and such other party's accounting firm and the Independent Auditor, if any, to have reasonable access during normal business hours to its books and records as they relate to the Sellers, the Facilities, the Practice and the books and records of the Sellers, including, without limitation, the work papers of its accountants, and to have reasonable access to such party's representatives or its accountants, including in connection with the preparation and review of the Financial Statements, the 12/31/97 A/R Amount and the Final Closing Date A/R Amount.

         Section 2.10 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets being sold hereunder in the manner required by Treasury Regulations ss.1.1060-1T and as mutually agreed among the Purchaser and the Sellers. The Purchaser will submit to the Sellers a proposed allocation (the "Proposed Allocation") within thirty (30) days after the Final Closing Date A/R Amount is determined. The Proposed Allocation shall allocate the Final Closing Date A/R Amount to accounts receivable, no more than one-half of the sum of (i) $5.5 million and (ii) the book value of property, plant and equipment at August 31, 1998 to property, plant and equipment, and the balance to goodwill. If the Sellers do not notify the Purchaser within fifteen (15) days of receipt of the Proposed Allocation of any disagreement with the Proposed Allocation, then the Proposed Allocation shall become the final allocation (the "Allocation"). If the Sellers notify the Purchaser within such fifteen (15) day period (the "Allocation Notice") of its disagreement with the Proposed Allocation, then the Sellers and the Purchaser shall in good faith attempt to resolve their disagreement. If such disagreement is not resolved within fifteen (15) days from the delivery of the Allocation Notice then such disagreement shall be resolved by an Independent Auditor. In the event the allocation is determined after delivery of the Allocation Notice, either by discussions among the Sellers and the Purchaser or by an Independent Auditor, then such allocation shall become the Allocation. The Purchaser and the Sellers agree that, except as otherwise required by law, (i) the Allocation shall be binding on the Purchaser and the Sellers for all federal, state and local tax purposes, (ii) the Purchaser and the Sellers shall each execute a writing memorializing the Allocation and (iii) the Purchaser and the Sellers shall file with their respective federal income tax returns consistent IRS Forms 8594-Asset Acquisition Statements Under Section 1060, including any required amendment thereto which shall reflect the allocations set forth in the Allocation. The parties acknowledge that the allocation of the Purchase Price provided for in the Allocation will be reasonable. In the event that the Independent Auditor resolves all disputes presented to it in the manner proposed by one of the parties, the fees and expenses of the Independent Auditor relating to the resolution of such dispute shall be paid by the other party. In all other events, the fees and expenses of the Independent Auditor shall be shared in the same proportion that the Sellers' position, on the one hand, and the Purchaser's position, on the other hand, initially presented to the Independent Auditor, bears to the final resolution as determined by the Independent Auditor.

         Section 2.11 Clearance Certificates. To the extent required by law to relieve Purchaser of any secondary liability for unpaid sales or similar Taxes of the Sellers attributable to periods prior to the Closing Date, each of the Sellers shall, prior to the Closing Date, take all necessary action in order to obtain clearance certificates or similar documents from any applicable state Tax authority as soon as practicable after the Closing.

         Section 2.12 Transfer Taxes. All municipal, county, state and federal sales and transfer taxes incurred, if any, in connection with the transactions contemplated by this Agreement shall be the responsibility of, and paid promptly by, the Purchaser. Each party, as appropriate, shall in a timely manner sign and swear to any return, certificate, questionnaire or affidavit as to any matter within its knowledge required in connection with the payment of any such tax.


                                   ARTICLE III
                                   THE CLOSING
                                   -----------

         Section 3.01 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Blank Rome Comisky & McCauley LLP, One Logan Square, Philadelphia, PA 19103 on October 1, 1998, or such other location, date and time as to which the parties may mutually agree (such date and time of the Closing is referred to herein as the "Closing Date").

         Section 3.02 Deliveries by the Purchaser at the Closing. At the Closing, the Purchaser shall deliver to the Sellers the following:

               (i)    the Cash Consideration;

               (ii) stock certificates, containing appropriate restrictive legends regarding transferability restrictions related to applicable securities laws and this Agreement, evidencing
                      871.023 shares of the Series D Stock;

               (iii) resolutions duly adopted by the Board of Directors of the Purchaser authorizing the transactions which are the subject of this Agreement and recommending to the Purchaser's stockholders ratification and approval of the issuance of the Series D Stock (which recommendation may be withdrawn prior to such stockholder vote because of fiduciary responsibilities arising from facts or circumstances and/or any consequences thereof, whether related to the transactions contemplated by this Agreement or otherwise, which were not known by the Board of Directors of the Purchaser at the time such Board resolutions were adopted), certified by the Secretary of the Purchaser;

               (iv) a certificate of an authorized executive officer of the Purchaser certifying to the fulfillment of conditions set forth in Sections 5.01 and 5.02;

               (v) the Escrow Agreement duly executed by the Purchaser (together with the stock certificates, containing appropriate restrictive legends regarding transferability restrictions related to applicable securities laws and this Agreement, evidencing 16.362 shares of Series D Stock, and executed stock powers, as required by Section 2.08);

               (vi)   the opinion of counsel to the Purchaser in the form of
                      Exhibit 5;

               (vii) the Assignment and Assumption Agreement in the form attached hereto as Exhibit 6, duly executed by the Purchaser, transferring to the Purchaser all interests of the Sellers with respect to the Leases and Contracts;

               (viii) duly executed leases with respect to certain of the
                      Facilities with such parties as listed on Schedule 3.02 in the form attached hereto as Exhibit 7;

               (ix)   the Purchaser Loan Amount;

               (x) the registration rights agreement among the Purchaser and the Sellers, substantially in the form attached hereto as
                      Exhibit 8 (the "Registration Rights Agreement"), duly executed by the Purchaser;

               (xi)   copies of the Consents referred to in Section 5.03;

               (xii) the voting agreement among the Sellers, the Stockholders, Elliott H. Vernon and another stockholder of the Purchaser who beneficially owns at least 1.0 million shares of the Purchaser's common stock, substantially in the form attached hereto as Exhibit 9, duly executed by Mr. Vernon and such other stockholder of the Purchaser; and

               (xiii) such other instruments and certificates, evidencing the transactions contemplated hereby, as may be reasonably requested by the Sellers.

         Section 3.03 Deliveries by the Sellers at the Closing. At the Closing, the Sellers shall deliver to the Purchaser the following:

               (i) executed and acknowledged (if appropriate) assignments, bills of sale and/or certificates of title, dated the Closing Date, transferring to the Purchaser all of the Assets free and clear of all Liens, other than Permitted Liens, each reasonably satisfactory to the Purchaser in form and substance;

               (ii)   the Escrow Agreement duly executed by each of the Sellers;

               (iii) recent good standing certificates and certified articles of incorporation or other organizational documents of the Sellers and their subsidiaries;

               (iv)   an opinion of counsel to the Sellers in the form of
                      Exhibit 10;

               (v) certificates of an authorized executive officer of each of the Sellers certifying to the fulfillment of the conditions set forth in Sections 4.01 and 4.02;

               (vi) a copy of the resolutions of (i) the Board of Directors of each Seller (or of such Seller's general partner, as the case may be, or other governing board) and (ii) the stockholders (or other owners, as the case may be) of each Seller, certified by their respective chief executive officer, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents;

               (vii)  copies of the Consents referred to in Section 4.03;

               (viii) if applicable, payoff letters, UCC-3 termination
                      statements and other documentation relating to the release of all Liens;

               (ix) a duly executed Assignment and Assumption Agreement in the form attached hereto as Exhibit 6, transferring to the Purchaser all interests of the Sellers with respect to the Leases and Contracts, and related estoppel and consent of the landlord;

               (x) originals of all books and records relating to the Accounts Receivable;

               (xi)   the FIRPTA Certificate in the form of Exhibit 11; and

               (xii) the Notes and related Pledge and Security Agreements duly executed by the Sellers;

               (xiii) the Registration Rights Agreement duly executed by the
                      Sellers;

               (xiv) the Non-Competition Agreements duly executed by the Sellers, and each of Mrs. Beran, Dr. Beran, Debbie Beran and Chaya Beran;

               (xv) duly executed leases with respect to certain of the Facilities with such parties as listed on Schedule 3.02 in the form attached hereto as Exhibit 7;

               (xvi) duly executed amendments to each Seller's Articles of Incorporation (or other applicable organizational document) changing such Seller's corporate (or partnership, as applicable) name in accordance with
                      Section 13.09; and

               (xvii) such other instruments and certificates as may be
                      reasonably requested by the Purchaser.

         Section 3.04 Power of Attorney. Effective upon the Closing Date, the Sellers hereby irrevocably constitute and appoint the Purchaser, its successors and assigns, the true and lawful attorney of Sellers with full power of substitution, in the name of the Purchaser, or the name of the Sellers, on behalf of and for the benefit of the Purchaser, to collect all accounts receivable and other items being transferred, conveyed and assigned to the Purchaser as provided herein, to endorse, without recourse, checks, notes and other instruments in the name of the Sellers which have been transferred to the Purchaser, to institute and prosecute, in the name of the Sellers or otherwise, all proceedings which the Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets subject to the Sellers' indemnification obligations under this Agreement, and to do all such acts and things in relation thereto as the Purchaser may deem reasonably advisable. The Sellers agree that the foregoing powers are coupled with an interest and shall be irrevocable by the Sellers directly or indirectly by the dissolution of any Seller or in any manner or for any reason. The Sellers further agree that the Purchaser shall retain for its own account any amounts collected pursuant to the foregoing powers, and the Sellers shall promptly transfer and deliver to the Purchaser any cash or other property received by any of the Sellers after the Closing Date in respect of any accounts receivable or otherwise relating to the Assets.

         Section 3.05 Non-Assignable Assets. Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or an attempted agreement to transfer, sublease or assign any contract, license, lease, commitment, sales order, purchaser order or other agreement, or any claim or right of any benefit arising thereunder or resulting therefrom if any such attempted transfer, sublease or assignment thereof, without the consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of the Purchaser thereunder (the "Non-Assignable Assets"). Each Seller and Stockholder shall, if requested by the Purchaser after the Closing Date, use its reasonable efforts to obtain any such consent. If any such consent is not obtained, or if any attempted assignment thereof would be ineffective or would affect the rights of any of the Sellers thereunder such that the Purchaser would not in fact receive all such rights, on and after the Closing Date, each such Non-Assignable Asset shall be held by the Sellers in trust for the Purchaser, and the Sellers shall perform such agreement for the account of the Purchaser or otherwise cooperate with the Purchaser in any arrangement necessary or desirable to provide for the Purchaser the benefits under any such agreement, including, without limitation, enforcement for the benefit of the Purchaser of any and all rights of any of the Sellers against the other party thereto arising out of the breach, termination or cancellation of such agreement by such other party or otherwise. The Sellers will take or cause to be taken such action in the Sellers' names or otherwise as the Purchaser may reasonably request, at the Purchaser's sole cost and expense, so as to provide the Purchaser with the benefits of the Non-Assignable Assets and to effect collection of money or other consideration to become due and payable under the Non-Assignable Assets and the Sellers shall promptly pay over to the Purchaser all money or other consideration received by any of them or their Affiliates in respect of Non-Assignable Assets. As and from the Closing Date, the Sellers authorize the Purchaser, to the extent permitted by applicable law and the terms of the Non- Assignable Assets, at the Purchaser's sole cost and expense, to perform all of the obligations and receive all of the benefits under the Non-Assignable Assets and appoint the Purchaser their attorney-in-fact to act in their names and on their behalf with respect thereto. Notwithstanding the foregoing, this Agreement shall not constitute an agreement by the Sellers to assign or delegate, or by the Purchaser to assume and agree to pay, perform or otherwise discharge, any Non-Assignable Asset if an attempted assignment, delegation or assumption thereof without the consent of a third Person would constitute a breach thereof unless and until such consent is obtained. The foregoing shall not limit, waive or otherwise affect the Purchaser's right to not close the transactions contemplated by this Agreement to the extent the receipt of any consent to the transfer, sublease or assignment of any contract, license, lease, commitment, sales order, purchaser order or other agreement is a condition to the obligation of the Purchaser to close hereunder.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS
                  ---------------------------------------------
                              AND THE STOCKHOLDERS
                              --------------------

         As of the date hereof and as of the Closing Date, the Stockholders, jointly and severally, and each Seller, severally and not jointly, represent and warrant to the Purchaser as follows:

         Section 4.01 Organization and Qualification. Such Seller (i) is a corporation or a limited partnership duly organized, validly existing and in good standing as a business corporation or a limited partnership, as the case may be, under the laws of the State of New Jersey; (ii) has all requisite power and authority under the corporate and limited partnership laws of the State of New Jersey to own, lease and operate its properties and to carry on its business as currently being conducted; and (iii) is not required to be qualified or licensed to do business in any foreign jurisdiction, except where the failure to be so organized, existing and in good standing or to be so qualified or licensed would not have a Material Adverse Effect.

         Section 4.02      Authority.

            (a) On or prior to the Closing, such Seller will have the requisite power and authority to execute and deliver the Transaction Documents, as applicable, and to consummate the transactions contemplated hereby and thereby. On or prior to the Closing, the execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will have been duly authorized by all necessary corporate and partnership, as applicable, action on the part of such Seller, and no other proceedings on the part of such Seller will be necessary to authorize the Transaction Documents or to consummate the transactions contemplated hereby or thereby. On or prior to the Closing, the Transaction Documents will have been duly executed and delivered by such Seller and, assuming the Transaction Documents constitute valid and legally binding obligations of the Purchaser, will constitute valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with their terms, subject, as to enforceability, to general equitable principles, and bankruptcy, reorganization, receivership and other laws affecting creditors rights generally.

            (b) The Stockholders have the requisite legal capacity and competence to execute and deliver the Transaction Documents, as applicable, and to consummate the transactions contemplated hereby and thereby. The Transaction Documents, when executed by the Stockholders, will have been duly executed and delivered by the Stockholders and, assuming the Transaction Documents constitute valid and legally binding obligations of the Purchaser, will constitute valid and legally binding obligations of the Stockholders, enforceable against the Stockholders in accordance with their terms, subject, as to enforceability, to general equitable principles, and bankruptcy, reorganization, receivership and other laws affecting creditors rights generally.

         Section 4.03 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement or the Transaction Documents by such Seller or the Stockholders, the consummation by such parties of the transactions contemplated hereby or thereby or compliance by such parties with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the charter, by-laws or any other organizational documents of such Seller, (ii) require on the part of such Seller or the Stockholders, prior to the Closing, any filing with or Consent of a Governmental Authority or other Person, including with respect to the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, other than as described on
Schedule 4.03 hereto, (iii) result in a violation or breach of, or constitute a default or give rise to any right of termination, amendment, cancellation or acceleration (with or without the giving or receipt of notice or passage of time or both) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, License (except to the extent that those Licenses specified on Schedule 4.03 hereto relating to the Bloomfield Facility and the Echelon Facility shall be terminated as a result of the consummation of the transactions contemplated by this Agreement), contract, agreement or other instrument or obligation to which such Seller is a party or by which its properties or assets or its Practice or Facilities may be bound or subject, other than as described on Schedule 4.03 hereto, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Sellers or any of its properties or assets. Any Consent to the execution, delivery or performance of this Agreement or the Transaction Documents by such Seller or the Stockholders, the consummation by such parties of the transactions contemplated hereby or thereby (including, but not limited to, the assignment of any contract to the Purchaser) or compliance by such parties with any of the provisions hereof which is not obtained and delivered to the Purchaser in accordance with
Section 7.01 and Section 8.09 relates to a contract which, individually or together with all other contracts for which Consents are not being obtained, is not material to the Practice and the Facilities.

         Section 4.04 Capitalization. The authorized and outstanding Capital Stock of such Seller as of the date hereof is as set forth on Schedule 4.04 hereto. All of the outstanding shares of the Capital Stock of such Seller are validly issued, fully paid and non-assessable, free and clear of any Liens on or with respect to any outstanding shares of Capital Stock of such Seller.

         Section 4.05 Subsidiaries. Such Seller does not own, of record or beneficially, or control, directly or indirectly, any Capital Stock of any corporation, association or business entity, and such Seller is not, directly or indirectly, a participant in any joint venture, partnership or other entity.

         Section 4.06 Articles of Incorporation and By-laws. Such Seller has heretofore delivered to the Purchaser true and complete copies of its Articles of Incorporation and By-laws (or other applicable organizational documents) as in effect on the date hereof.

         Section 4.07 Compliance With Laws; Licenses.

            (a) To the knowledge of the Stockholders and such Seller, the conduct of the operations of such Seller (including the conduct of the Physician Employees at such Seller's Facilities), and its Practice and Facilities has not violated and, as presently conducted does not violate, any Laws, including, but not limited to, the Clinical Laboratories Improvements Act of 1988 ("CLIA"), or any other promulgations, interpretative advice or guidance of any court or Governmental Authority, including, but not limited to, the Occupational Safety and Health Administration, the Department of Transportation, the HCFA and the FDA or any industry standards, nor has such Seller or the Stockholders received any notice, nor are they aware, of any such violation which remains outstanding, except for any such violation which, individually or in the aggregate, would not have a Material Adverse Effect and except for any such violation which is discovered during the course of a reinspection of a Facility after the date hereof by any Governmental Authority with jurisdiction to conduct such reinspection.

            (b) Except as set forth on Schedule 4.07, such Seller holds all permits, authority, consents, licenses, certificates of need, exemptions, accreditation and the like, including use or occupancy permits, necessary to enable it to (i) conduct its Practice as heretofore conducted and (ii) obtain reimbursement under Medicare and Medicaid and under all contracts, programs and other arrangements with third-party payors, insurers or fiscal intermediaries (collectively, the "Permits"). Schedule 4.07 contains a complete and correct list of such Seller's Permits, showing their dates of expiration where applicable. Except as set forth on Schedule 4.07, such Seller's Permits are valid and in full force and effect; no material violations (individually or in the aggregate) exist in respect thereof; and there are no pending or, to such Seller's knowledge, threatened investigations or proceedings with respect to such Seller's Permits.

         Section 4.08 Litigation; Investigations. Schedule 4.08 sets forth a complete and accurate list of all suits, claims, proceedings, investigations or reviews which are pending or, to the knowledge of such Seller, threatened against, likely of assertion against or affecting such Seller, or its Facilities or Practice or any properties or assets used by such Seller or at its Facilities in conducting the operations of its Practice. Except as disclosed in Schedule 4.08, (i) no investigation or review by any Governmental Authority or other regulatory body (including trade associations) with respect to either such Seller, or its Facilities or Practice is pending or, to the knowledge of such Seller, threatened, nor has any Governmental Authority or other regulatory body (including trade associations) indicated to such Seller an intention to conduct the same, and (ii) such Seller is not aware of any action, suit or proceeding pending or threatened against or affecting such Seller, or its Facilities or Practice, at law or in equity, or before any Governmental Authority or other regulatory body (including trade associations). There are no suits, claims, proceedings, investigations or reviews, including, without limitation, those set forth on Schedule 4.08, which are pending or, to the knowledge of such Seller, threatened against, likely of assertion against or affecting such Seller or its Facilities or Practice or any properties or assets used by such Seller or at its Facilities in conducting the operations of its Practice which may have a Material Adverse Effect.

         Section 4.09 Taxes.

            (a) Such Seller has filed all Tax Returns that were required to be filed. All such Tax Returns were when filed, and continue to be, correct and complete in all respects. All Taxes owed by and of such Sellers (whether or not shown on any Tax Return) have been timely paid except as disclosed on Schedule 4.09. Such Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where such Seller did not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens with respect to Taxes on any of the assets or property of such Seller.

            (b) Such Seller has withheld or collected and paid all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, independent contractor, consultant, creditor, stockholder, other third party, or otherwise.

            (c) There is no dispute or claim concerning any Tax Liability of such Seller either (A) claimed or raised by any Governmental Authority in writing or (B) as to which such Seller or the directors and officers (and employees responsible for Tax matters) of such Seller has knowledge. There are no proceedings with respect to Taxes pending.

            (d) Schedule 4.09 sets forth an accurate, correct and complete list of all federal, state, local, and foreign Tax Returns filed with respect to such Seller or its subsidiaries for taxable periods ended on or after December 31, 1991, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Such Seller has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by such Seller and its subsidiaries since January 1, 1992. To the knowledge of such Seller and the directors and officers (and employees responsible for Tax matters) of such Seller, no other audit or investigation with respect to Taxes has been threatened.

            (e) Such Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (f) Such Seller is not a foreign person within the meaning of
Section 1445 of the Code.

            (g) Such Seller is not a party to any agreement, whether written or unwritten, providing for the payment of Tax liabilities, payment for Tax losses, entitlements to refunds or similar Tax matters.

            (h) Such Seller (A) has never been a member of an affiliated group (within the meaning of Section 1504 of the Code, or any similar group as defined for state, local or foreign tax purposes) filing a consolidated federal (or combined or unitary state, local or foreign) income Tax Return nor (B) has such Seller ever had any liability for the taxes of any Person (other than its own Taxes) under Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

            (i) For purposes of this Section 4.09, references to such Seller shall also refer to any predecessor companies of such Seller.

         Section 4.10 Employee Benefit Plans; ERISA.

            (a) Attached hereto as Schedule 4.10 are complete and accurate copies of all Plans which are currently maintained and/or sponsored by such Seller, or to which such Seller currently contributes, has an obligation to contribute in the future or which have been terminated within the past three years.

            (b) Except for the Plans, such Seller does not maintain or sponsor, nor is a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan or employee welfare benefit plan subject to ERISA. All Plans are in material compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable Laws, and, in all material respects, have been administered, operated and managed in accordance with the governing documents. No circumstances exist pursuant to which such Seller has or could have any direct or indirect material liability whatsoever (including being subject to any statutory Lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any plan now or hereafter maintained or contributed to by such Seller or any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes such Seller; and neither such Sellers nor any member of a "controlled group" (as defined above) that includes such Seller currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(14)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan. Further:

               (i) with respect to Plans which qualified as "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), such Seller has complied (and on the Closing Date will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and such Seller has not incurred (and will not incur) any direct or indirect material liability and are not (and will not be) subject to any material loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect to any direct or indirect failure by such Seller, at any time prior to the Closing Date to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or is asserted before or after the Closing Date directly or indirectly against such Seller with respect to such group health plans;

               (ii) except as disclosed on Schedule 4.10 hereto, none of the
                    Sellers is currently or have been within the past five years a member of a "controlled group" as defined in ERISA Section 4001(a)(14) or Code Section 414(b), (c), (m) or (o);

               (iii) there is no pending litigation, arbitration or disputed claim, settlement or adjudication proceeding, and, to such Seller's knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party in interest thereof which, individually or in the aggregate, would have a Material Adverse Effect; and

               (iv) the total pension, medical and other benefit expense for all
                    Plans are accurately reflected in the Financial Statements of such Seller and no material funding changes or irregularities are reflected thereon which would cause such financial statements to be not representative of prior periods; and

If reasonably requested by the Purchaser, such Seller will terminate any Plan identified on Schedule 4.10 as a "Pension or Profit Sharing Plan to be Terminated" immediately prior to the Closing.

         Section 4.11 Labor Relations. Such Seller (i) has performed all material obligations with respect to its employees, independent sales representatives, consultants, agents, officers and directors; (ii) has paid or properly accrued for in its Financial Statements all wages, salaries, commissions, bonuses, severance pay, vacation pay, sick pay, holiday pay, benefits and other compensation, to the extent applicable, for all services performed by such persons and all amounts required to be paid or reimbursed to such persons; (iii) is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours where the failure to so comply would, individually or in the aggregate, have a Material Adverse Effect; (iv) has no pending or, to the Seller's knowledge, threatened charge, complaint, allegation, application or other process against such Seller before the National Labor Relations Board or any other Governmental Authority; (v) has no labor strike, dispute, slowdown or work stoppage or other job action pending or, to the Seller's knowledge, threatened against or otherwise affecting or involving such Seller; and (vi) has no employees covered by any collective bargaining agreements and, to the knowledge of such Seller, no effort is being made by any union to organize any employees of such Seller.

         Section 4.12 Insurance Policies. Schedule 4.12 contains a complete and accurate list of all insurance policies currently providing coverage and that for the past three (3) years have been providing coverage in favor of such Seller with respect to its Practice or Facilities specifying the insurer and type of insurance under each policy. Each current policy is in full force and effect and all premiums are currently paid and no notice of cancellation or termination has been received with respect to any such policy. To such Seller's knowledge, such policies have been sufficient for compliance with all material requirements of Law. Such Seller has not been refused any insurance with respect to its Practice or Facilities, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three (3) years. Such Seller has insured by reputable insurers the assets used by such Seller in the operation of its Facility that are of an insurable character against risks of liability, casualty and fire in adequate amounts and consistent with prudent industry practice and all contractual requirements, and maintains such insurance against hazards, risks and liability to persons and property to the extent and in the manner deemed prudent by such Seller and such insurance has been effective, in full force and effect, without interruption since the date such Seller, as the case may be, commenced business. Except as set forth on Schedule 4.12, such Seller does not have any outstanding claims, settlements or premiums owed with respect to any insurance policy, and such Seller, to its knowledge, has given all notices or have presented all potential or actual claims under any insurance policy in due and timely fashion. Since January 1, 1995, such Seller has not filed a written application for any professional liability insurance coverage which has been denied by an insurance agency or carrier, and, except as specified on Schedule 4.12, such Seller has been continuously insured for professional liability claims for at least the past seven (7) years. The insurance specified on
Schedule 4.12 has been effective, in full force and effect, without interruption since the date specified on Schedule 4.12 as the initial date of coverage.

         Section 4.13 Financial Statements and Books and Records. Such Seller has previously delivered to the Purchaser a copy of its Financial Statements. The 1997 Financial Statements and the 1996 Financial Statements of such Seller have been audited by the Sellers' Accountants, and the 1997 Tax Basis Financial Statements, the 1996 Tax Basis Financial Statements and the Interim Financial Statements have been compiled by SCW&Co, and each of such Financial Statements are true and accurate in all material respects and present fairly in all material respects the financial position and related results of operations and cash flows of such Seller, respectively, as of the times and for the periods referred to therein, on an accrual basis or on an income tax basis, as the case may be, and, in the case of the 1997 Financial Statements, 1996 Financial Statements and the Interim Financial Statements, in accordance with GAAP (subject, in the case of unaudited financial statements, to normal, recurring audit adjustments and the absence of footnotes). Such Seller will, as contemplated by Section 2.06 hereof, deliver to the Purchaser a copy of the Closing Period Financial Statements. The Closing Period Financial Statements of such Seller will not be audited but, when delivered pursuant hereto, will have been prepared by SCW&Co on an accrual basis, in a manner consistent with the 1997 Financial Statements of such Seller and will be true and accurate in all material respects and will present fairly in all material aspects the financial position and related results of operations and cash flows of such Seller, respectively, as of the times and for the periods referred to therein. All of the financial books and records (other than those set forth on Schedule 4.13) of such Seller have been made available to the Purchaser and such books and records, on the whole, completely and fairly record in all material respects the financial affairs of such Seller which should normally be recorded in financial books and records. As of the dates of the statements of assets, liabilities and stockholder's equity included in such Seller's 1997 Financial Statements,

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Interim Financial Statements and Closing Period Financial Statements, such
Seller has not, nor will have, any liabilities or obligations of any kind or nature, fixed or contingent, material or immaterial, or otherwise, which are not fully reflected or reserved against in such statements of assets, liabilities and stockholder's equity or which were not incurred in the ordinary course of business consistent with past practices and this Agreement.

         Section 4.14 No Material Adverse Change. Since June 30, 1998, except as set forth on Schedule 4.14, there has been no material adverse change in the business, operations, condition (financial or otherwise), prospects (as a going concern), liabilities or assets of such Seller or its Practice or Facilities and such Seller does not know of any change that is threatened or pending or any facts or circumstances which could give rise to or cause such a change (other than general conditions affecting the industry as a whole), nor has there been any damage, destruction or loss, whether or not covered by insurance, which could have a Material Adverse Effect.

         Section 4.15 Absence of Liabilities. Except as described on Schedule 4.15, such Seller does not have any debt, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount thereof is readily ascertainable, that are not accurately reflected as a liability in the 1997 Financial Statements of such Seller, except for liabilities incurred by such Seller subsequent to December 31, 1997 and in the ordinary course of business consistent with past practices which are not (x) otherwise prohibited by, in violation of, or which will result in a breach of the representations, warranties or covenants of such Seller contained in this Agreement and (y) material, either individually or in the aggregate.

         Section 4.16 Absence of Specified Changes. Except as disclosed on
Schedule 4.16, since December 31, 1997 (or, in the case of clause (a) below, since June 30, 1998), there has not been with respect to such Seller any:

            (a) action, omission or other facts or circumstances (other than general conditions affecting the industry as a whole) which would result in a material adverse change, whether direct or indirect, in the business, operations, condition (financial or otherwise), prospects (as a going concern), liabilities or assets of such Seller in the aggregate, whether or not insured;

            (b) material transaction not in the ordinary course of business, including without limitation, any sale of a material portion of the assets of such Seller or any merger of such Seller and any other entity;

            (c) unfulfilled commitment as of the date of this Agreement requiring expenditures by such Seller exceeding $50,000 (excluding commitments expressly described elsewhere in this Agreement or the schedules hereto);

            (d) material damage, destruction or loss, whether or not insured;

            (e) failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on December 31, 1997 or destruction, damage to, or loss of any asset of such Seller (whether or not covered by insurance) that could have a Material Adverse Effect;

            (f) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions;

            (g) revaluation of any assets or material write down of the value of any assets;

            (h) any direct or indirect redemption, purchase or other acquisition of any shares of the Capital Stock of such Seller;

            (i) issuance or sale of any shares of any Capital Stock of such Seller;

            (j) amendment to its Articles of Incorporation, By-laws or other organizational documents;

            (k) sale, assignment or transfer of any tangible or intangible asset, including any rights to intellectual property, except in the ordinary course of business, consistent with past practice;

            (l) disposition of or lapse of any patent, trademark, trade name, service mark or copyright or any application for the foregoing, or disposition of any technology, software or know-how, or any license, permit or authorization to use any of the foregoing;

            (m) mortgage, pledge or other encumbrance, including Liens, of any tangible or intangible asset;

            (n) discharge or satisfaction of any Lien or payment or cancellation of any liability other than payment of current liabilities in the ordinary course of business, consistent with past practice;

            (o) cancellation of any debt or waiver or release of any material contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business, consistent with past practice, which do not exceed $50,000 in the aggregate (other than in respect of those Excluded Assets described on Schedule 2.02(f));

            (p) indebtedness incurred for borrowed money or any commitment to borrow money, any capital expenditure or capital commitment requiring an expenditure of monies in the future, any incurrence of a contingent liability or any guaranty or commitment to guaranty the indebtedness of others entered into, by such Seller, other than customary transactions in the ordinary course of business not in excess of $50,000 in the aggregate;

            (q) amendment, termination or revocation of (or notice of intent to do so), or a failure to perform obligations or the occurrence of any default (or other event which, with or without the giving or receipt of notice or the passage of time or both, would result in a notice of cancellation, acceleration or termination) under, any contract or agreement to which any of the Sellers is, or as of December 31, 1997 was, a party or of any license, permit or franchise required for the continued operation of any business conducted by such Seller on December 31, 1997 which would have a Material Adverse Effect (other than in respect of those Excluded Assets described on Schedule 2.02(f));

            (r) increase or commitment to the increase of the salary or other compensation payable or to become payable to any of its officers, directors or employees, agents or independent contractors, or the payment of any bonus to the foregoing persons except in the ordinary course of business, consistent with past practice and applicable policies and procedures of such Seller; or

            (s) agreement or understanding to take any of the actions described above in this Section 4.16.

         Section 4.17 Corporate Names. Schedule 4.17 sets forth a complete and accurate list of names used by such Seller in addition to its respective corporate or partnership name(s), as applicable.

         Section 4.18 Real Property; Leases. Except as set forth on Schedule 4.18, such Seller does not own, lease, or sublease any real property. Such Seller has heretofore delivered to the Purchaser either (a) a complete and accurate copy of each such written lease and sublease or (b) an abstract of each such oral lease or sublease certified by such Seller. Unless otherwise noted on
Schedule 4.18, such Seller is the sole lessee or sublessee under each of the leases and subleases listed on Schedule 4.18 and, to the knowledge of such Seller, each such lease and sublease is valid and in full force and effect and enforceable in accordance with its terms and has not been further supplemented, amended or modified. Unless otherwise noted on Schedule 4.18, there exists no event of default or, to the knowledge of such Seller, event, occurrence, condition or act, including without limitation, the consummation of the transactions contemplated hereunder, which constitutes or would constitute (with or without the giving or receipt of notice or the passage of time or both) a default in any respect, or give rise to a right of acceleration, cancellation or termination, under any of the leases or subleases on Schedule 4.18. Such Seller has not received any notice of any event of default or event, occurrence, condition or act, including without limitation, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder, which constitutes or would constitute (with or without the giving or receipt of notice or the passage of time or both) a default in any respect, or give rise to a right of acceleration, cancellation or termination, under any of the leases or subleases on Schedule 4.18. Such Seller has complied with all commitments and obligations on its part to be performed or observed under any lease or sublease set forth on Schedule 4.18 and, to the knowledge of such Seller, all other parties to such lease or sublease have complied with all commitments and obligations on their part to be performed or observed under such lease or sublease, except for any such non-compliance which is discovered during the course of a reinspection of a Facility after the date hereof by any Governmental Authority with jurisdiction to conduct such reinspection or otherwise. Unless otherwise noted on Schedule 4.18, such Seller has been in peaceable possession of the Leased Premises since the commencement of the original term of each respective lease or sublease listed on Schedule 4.18. To the knowledge of such Seller, its respective Leased Premises are structurally sound with no material defects and are in good operating condition and repair and are adequate to meet all present and reasonably anticipated future requirements of the operations of the Practice of such Seller, as currently conducted; and, to the knowledge of such Seller, none of its respective Leased Premises is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. Except as set forth on Schedule 4.18, such Seller is not aware that any real property covered by any leasehold interests listed on Schedule 4.18, the buildings, fixtures and improvements on such, and the present use thereof, do not comply in all material respects with all restrictive covenants, deeds and other restrictions and all Laws with regard to the operation of the Facilities by the Sellers, including provisions relating to permissible nonconforming uses; and such Seller is not aware of any such premises which are presently affected or threatened by any condemnation or eminent domain proceeding or any proceeding by a mortgagee.

         Section 4.19 Equipment and Personal Property. Schedule 4.19 sets forth a complete and accurate description of all equipment and personal property owned by such Seller as well as all capital leases and operating leases pursuant to which such Seller leases property. Except as described in Schedule 4.19, all equipment and tangible personal property used by such Seller is either owned, free and clear of all Liens or are (i) used under capital leases and reflected as such in the 1997 Financial Statements or Schedule 4.19 hereto, as the case may be, or (ii) used under operating leases. To the knowledge of such Seller, all such leases are valid and in full force and effect and enforceable in accordance with their terms and have not been supplemented, amended or modified. Such Seller has not received any notice of, and there exists no event of default by such Seller, or event, occurrence, condition or act, including, without limitation, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, which constitutes or would constitute (with or without the giving or receipt of notice or the passage of time or both) a default in any respect, or give rise to a right of acceleration, cancellation or termination, under any such lease. All of the equipment and tangible personal property owned or leased by such Seller, on the whole, is in good operating condition and repair (taking into account the age of such equipment), subject to normal wear and tear, none of such assets is in need of maintenance or repairs except for ordinary, routine maintenance and such assets are suitable for and operating according to their intended use.

         Section 4.20 Intellectual Property. Schedule 4.20 contains a complete and accurate schedule of all trade names, trademarks, service marks, patents and copyrights (including any registrations or pending applications for registration of any of the foregoing), trade secrets, inventions, processes, formulae, technology, technical data, information and know-how, and all licenses or other rights relating to any of the foregoing that are attributable to the conduct of, used in, or related to, the operations of such Seller or its Facilities or Practice (collectively, the "Intangible Property"). Except as set forth on
Schedule 4.20, (i) such Seller has the sole and exclusive good, valid and transferable title with respect to the Intangible Property, (ii) no royalties or other consideration is required in connection with such Seller's use and enjoyment of the Intangible Property and (iii) no claim has been asserted by any person against such Seller with respect to the ownership or use of any of the Intangible Property by such Seller nor has such Seller asserted any similar claim against any person, and, to the knowledge of such Seller, there exists no valid basis for any such claim.

         Section 4.21 Software. Schedule 4.21 contains a complete and accurate list of all computer software, databases and programs utilized by such Seller in the conduct of the operations of the Sellers. Except as set forth on Schedule
4.21 all such computer software, databases and programs are owned by, or licensed to such Seller, without any restrictions thereon except as provided in the applicable license agreements.

         Section 4.22 Contracts.

            (a) Schedule 4.22 sets forth a complete and accurate list of all material contracts, agreements, arrangements and other instruments involving expenditures or other payments in excess of $2,500 to which such Seller is a party or by which such Seller or any of its Assets are bound (hereinafter referred to collectively as the "Contracts"). Each of the Contracts is in full force and effect and enforceable against such Seller in accordance with its terms. Except as set forth on Schedule 4.22, such Seller has not received notice of cancellation of or intent to cancel, or notice to make a material modification or intent to make a material modification in, any of the Contracts. There exists no event of default or event, occurrence, condition or act on the part of such Seller or, to the knowledge of such Seller, on the part of the other party to such Contracts, which constitutes or would constitute (with or without the giving or receipt of notice or the passage of time or both) a default in any respect, or give rise to a right of acceleration, cancellation or termination under any such Contract which would have a Material Adverse Effect. Except as set forth on Schedule 4.22, no consent of any other party to any of the Contracts is required in connection with the execution, delivery and performance of this Agreement by the Sellers.

            (b) Such Seller is not a party to or bound by any agreement which limits its freedom to compete in any line of business or with any person.

            (c) As of the Closing, employees of such Sellers who continue their employment with the Purchaser shall not be restricted by the provisions of any employment agreement or non-competition agreement between any such employee and such Seller or Stockholders, to the extent that such agreement would restrict such employees from engaging in any business conducted by the Purchaser.

         Section 4.23 Inventory. Schedule 4.23 sets forth a complete and accurate list of the inventory of such Seller as of June 30, 1998 (the "Interim Balance Sheet Date") valued in excess of $50,000. All inventory of such Seller, taken as a whole, consists of a quality and quantity usable in the ordinary course of business as currently labeled and classified in the inventory records, except for items of obsolete materials and materials of below-standard quality, all of which have been written off or down to fair market value.

         Section 4.24 Directors, Officers and Employees. Schedule 4.24 sets forth a complete and accurate list of the names, titles, ages, years of service and compensation of all directors, officers and employees of such Seller.

         Section 4.25 Title, Condition and Sufficiency of Assets; Conduct of Practice. Such Seller has good, valid and legal and beneficial title to all of its Assets, free and clear of Liens, except for such Liens specifically set forth on Schedule 4.25. At the Closing, the Seller will convey to the Purchaser legal and beneficial title to its Assets, free and clear of any Lien of any nature whatsoever, other than Permitted Liens. The Assets of such Seller, taken as a whole, are in good working order and condition (taking into account the age of any such Asset), subject to normal wear and tear and normal maintenance, and have no defects which would materially interfere with the operation of its Facilities or Practice as presently conducted or to be conducted after the Closing Date. The Practice is conducted solely through the Sellers, and the Assets constitute all of the assets and properties necessary to conduct the business of the Practice and the Facilities subsequent to the Closing substantially in the manner conducted prior to the Closing (taking into account the exclusion of the Excluded Assets and except to the extent that the Purchaser, with respect to the operation of the Mainland Facility or the reinspection of any Facility, (a) needs to obtain any license or permit necessary to conduct the business of the Practice and the Facilities subsequent to the Closing or (b) needs to modify any Asset in order to obtain any such license or permit).

         Section 4.26 Transactions with Affiliates. Except as set forth on
Schedule 4.26, no officer, director, employee or stockholder of such Seller nor any affiliate thereof (a) has borrowed money from, or loaned money to, any Seller, (b) is a party to any contract or other arrangement, written or oral, with any Seller, (c) has asserted or threatened to assert any claim against any Seller or (d) is engaged in any transaction with any Seller.

         Section 4.27 Absence of Certain Practices. To the knowledge of such Seller and except as set forth on Schedule 4.27 hereto, none of such Seller or its Practice nor any director, officer, agent, employee or other Person acting on behalf of such Seller or its Practice, directly or indirectly, has given, made or agreed to give or make any commission, payment, gratuity, gift, political contribution or similar benefit to any customer, supplier, or employee or official of any Governmental Authority or any other Person who is or may be in a position to help or hinder such Seller or its Practice, or assist such Seller or its Practice in connection with any proposed transaction. To the knowledge of such Seller, none of such Seller or its Practice, nor any director, officer, agent, employee, or other Person acting on behalf of such Seller or its Practice has (a) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, employees of any Governmental Authority or others or (b) accepted or received any unlawful contributions, payments, gifts or expenditures.

         Section 4.28 Accounts Payable. All accounts payable and accrued expenses reflected in such Seller's 1997 Financial Statements and Interim Financial Statements and which, when such Seller's Closing Period Financial Statements are delivered pursuant hereto, will be reflected in such Seller's Closing Period Financial Statements, arose from bona fide transactions in the ordinary course of business.

         Section 4.29 Accounts Receivable. Each of the accounts receivable of such Seller (a) arose from bona fide sales in the ordinary course of business,
(b) was entered into under circumstances and by methods usual and customary in its businesses in the applicable state and the collection practices used with respect thereto have been and are in all respects legal and proper, and (c) was entered into, and credit granted pursuant thereto, consistent with the historical credit policies and practices of such Seller. Such Seller knows of no right of recourse, defense, deduction, counterclaim, off-set or set-off on the part of the obligor with respect to such accounts receivable other than as set forth on Schedule 4.29 hereto. The books of such Seller correctly record the provision of all services at its Facility and amounts initially billed therefor, and each of the security instruments securing any account receivable, if any, constitutes a valid lien in favor of such Seller upon the property which it describes, and is enforceable by such Seller.

         Section 4.30 Records. All books and records relating to the operations of such Seller and its Facilities and Practice since inception, including but not limited to, recruiting records, Patient Files and other records required by Governmental Entities or otherwise, are true, accurate and complete in all material respects. The invoices and checkbooks are kept at the offices of SCW&Co or at the home of Mrs. Beran; the Patient Files are kept at the offices where the related services were performed; and the billing cards are kept at (a) the offices where the related services were performed, (b) 600 Somerdale Road, Voorhees, NJ or (c) 108 Somerdale Road, Voorhees, NJ.

         Section 4.31 Fraud and Abuse/Referrals. To the knowledge of such Seller and except as set forth on Schedule 4.27 hereto, such Seller, its Practice and its officers, directors, employees, stockholders and providers, have not engaged in any activities in connection with the Practice which are prohibited under federal Medicare/Medicaid statutes, 42 U.S.C. Section 1320a-7a and 7b, and
Section 1395nn, or the regulations promulgated pursuant to such statutes or New Jersey state or local healthcare or insurance Laws or regulations, including, without limitation, the New Jersey Administrative Code 13:36-6.17 or New Jersey Revenue Statute Section 45.9-22.4 et seq, or which are prohibited by rules of professional conduct or which otherwise could constitute fraud, including, but not limited to, the following: (a) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; and (d) soliciting, paying or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (i) in return for referring an individual to any Seller for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

         Section 4.32 Third-Party Payors. All contracts with third-party payors were entered into by such Seller in the ordinary course of business. Schedule
4.32 sets forth an accurate and complete list of all third-party payors which have agreements with such Seller, and such Seller has provided to the Purchaser accurate and complete copies of all such contracts. Except as set forth on
Schedule 4.32, such Seller is in compliance in all material respects with each third-party payor's contract, and have properly charged and billed in accordance with the terms of those contracts, including, where applicable, billing and collection of all deductibles and co-payments. None of such contracts are assignable by the Sellers without the prior consent of the applicable third-party payor.

         Section 4.33 Compliance with Medicare and Medicaid Programs. Such Seller has timely and accurately filed all requisite claims and other reports required to be filed in connection with all state and federal Medicare and Medicaid programs in which such Seller participates due on or before the Closing Date. There are no claims pending or, to such Seller's knowledge, threatened or scheduled before any Governmental Authority, including without limitation, any intermediary, carrier, the HCFA or any other state or federal agency with respect to any Medicare or Medicaid claim filed by such Seller on or before the Closing Date. Except for routinely scheduled reviews pursuant to the Medicare and Medicaid Contracts to which such Seller is a party, no valid review or program integrity review related to such Seller has been conducted by any Governmental Authority or otherwise in connection with the Medicare or Medicaid programs and no such review is scheduled, or to such Seller's knowledge, pending or threatened against or affecting such Seller or its business or assets, or the consummation of the transactions contemplated hereby.

         Section 4.34 Rate Limitations and Rates. Each Facility currently operated by such Seller charges rates and accordingly bills for services which are legal.

         Section 4.35 Participation in Audits. Such Seller has not been informed of any Recoupment Claims arising in connection with audits or reviews conducted by Medicaid, Medicare or private insurance companies other than in the ordinary course of business consistent with past practice. To the knowledge of such Seller, there is no basis for any Recoupment Claims based upon cost reports, claims or bills submitted or to be submitted in connection with services rendered by such Seller.

         Section 4.36 Reimbursement Documentation. The Sellers have filed when due any and all costs reports and other documentation and reports, if any, required to be filed with third-party payors and Governmental Authorities in compliance with applicable contractual provisions and Laws.

         Section 4.37 Environmental Laws. Such Sellers and all properties owned or operated by such Seller have complied in all material respects during the time such Seller has operated its

Facilities and Practice and currently comply in all material respects with all Environmental Laws and such Seller has not received any communication (whether from a Governmental Authority, private party, employee or otherwise) that alleges that such Seller or its Practice or Facilities is not in such compliance, and such Seller is not aware of any circumstances that may prevent or interfere with such compliance in the future or otherwise give rise to any liability or other loss under such Environmental Laws. Such Seller has all Licenses required under Environmental Laws in connection with the operation of such Seller's Practice and Facilities including any permits or licenses relating to disposals or emissions. Such Seller has not been named or, to the knowledge of such Seller, threatened to be named a "potentially responsible party" within the meaning of CERCLA or any similar Law.

         Section 4.38 Patients. All Patient Files relating to such Seller's Patients are complete and accurate in all material respects and have been maintained substantially in accordance with all requirements of Governmental Authorities and other bodies having jurisdiction over such Seller. Such Seller has no materials or information relating to its Patients other than its Patient Files.

         Section 4.39 Medical Waste. With respect to the generation, transportation, treatment, storage, and disposal, or other handling of Medical Waste, such Seller has complied in all material respects with all Medical Waste Laws.

         Section 4.40 Bulk Sales. The bulk sales laws set forth in the Uniform Commercial Code of the jurisdiction in which such Seller conducts business are not applicable to the transactions contemplated hereby.

         Section 4.41 Liabilities and Indebtedness. All accounts payable, accrued expenses, payroll and federal, state and local taxes (including real estate taxes) of and pertaining to such Seller and its Facilities and Practice shall remain the responsibility of such Seller through the Closing Date. Such Seller is current with all of, and is not otherwise in default under any term of, its obligations and liabilities consistent with past practice.

         Section 4.42 Investment Intent. Such Seller represents that (i) by reason of its business and financial experience, and the business and financial experience of those Persons, if any, retained by it to advise it with respect to its acquisition of the Preferred Stock Consideration pursuant hereto, such Seller, together with such advisers, have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective acquisition and can bear the economic risk of such investment, and that it is purchasing the Preferred Stock Consideration for its own account and not with a view to the distribution thereof or with any present intention of distributing or selling any of such stock except in compliance with the Securities Act and applicable state securities laws, (ii) it understands and agrees that the Purchaser's offer and sale of the Preferred Stock Consideration have not been registered under the Securities Act and the Preferred Stock Consideration may be resold only if registered pursuant to the provisions thereunder and applicable state securities laws or if an exemption from registration is available, and (iii) it has received all the information it has requested from the Purchaser and has had the opportunity to ask questions of the Purchaser and, relying on the completeness and accuracy of such information, such Seller believes such information is sufficient to make an informed decision with respect to its acquisition of the Preferred Stock Consideration.

         Section 4.43 Disclosure. No representation, warranty or statement made by such Seller in (i) this Agreement, (ii) the schedules and exhibits attached hereto or (iii) any other Transaction Document contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

         The Purchaser represents and warrants to the Sellers as follows:

         Section 5.01 Organization and Qualification. The Purchaser (i) is a corporation duly organized, validly existing and in good standing as a business corporation under the laws of the state of Delaware, (ii) has all corporate power and authority to own, lease and operate its properties and to carry on its business as currently being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect on it. The Purchaser is qualified and licensed to do business in the State of New Jersey.

         Section 5.02 Authority.

            (a) On or prior to the Closing, the Purchaser will have the requisite corporate power and authority to execute and deliver the Transaction Documents and all other instruments or agreements to be executed in connection herewith or therewith, and to consummate the transactions contemplated hereby and thereby. On or prior to the Closing, the execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will have been duly authorized by all necessary corporate action on the part of the Purchaser and no other corporate proceedings on the part of the Purchaser will be necessary to authorize the Transaction Documents or to consummate the transactions contemplated hereby or thereby. On or prior to the Closing, the Transaction Documents to which it is a party will have been duly executed and delivered by the Purchaser and, assuming the Transaction Documents constitute valid and binding obligations of each of the Sellers, will constitute valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms subject, as to enforceability, to general equitable principles, and bankruptcy, reorganization, receivership and other laws affecting creditors rights generally.

            (b) The Preferred Stock Consideration that is being offered and sold to the Sellers at the Closing will have the voting powers, dividend rights, liquidation rights, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, as set forth in the Certificate of Designations, Preferences and Rights attached hereto as Exhibit 3, which will be filed with the Secretary of State of the State of Delaware prior to the Closing. Subject to the terms of the Escrow Agreement, when paid for by, and issued to, the Sellers in accordance with the terms hereof, the Preferred Stock Consideration will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive right of stockholders or rights of first refusal; and the Sellers will have good title to such preferred stock, free and clear of all Liens (other than any created by any Seller or Stockholder or applicable federal or state securities Laws). On or prior to the Closing, the shares of Purchaser Common Stock (the "Conversion Shares") issuable upon conversion of the Series D Stock will have been reserved for issuance therefor by the Purchaser and, when converted by, and issued to, the Sellers in accordance with the terms of the Series D Stock (subject to the stockholder approval contemplated by Section 13.08), the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive right of stockholders or rights of first refusal; and the Sellers will have good title to such stock, free and clear of all Liens (other than any created by any Seller or Stockholder or other holder thereof or applicable federal or state securities Laws).

         Section 5.03 Consents and Approvals; No Violations. Neither the execution, delivery or performance of the Transaction Documents by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Preferred Stock Consideration), nor the compliance by the Purchaser with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the charter or by-laws of the Purchaser, (ii) require any filing with, or Consent of, any Governmental Authority or other Person other than as set forth on Schedule 5.03, (iii) result in a violation or breach of, or constitute (with or without the receipt or giving of notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, License, contract, agreement, or other instrument or obligation to which the Purchaser is a party or by which any of its properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its properties or assets. Assuming the accuracy of the Sellers' representations and warranties contained herein, the Preferred Stock Consideration, when issued in accordance with the terms and provisions of this Agreement, will be issued in compliance with applicable federal and state securities laws.

                                   ARTICLE VI
                                CERTAIN COVENANTS
                                -----------------

         Section 6.01 Access to Information. From the date hereof until the Closing Date, the Purchaser and its directors, officers, employees, agents, attorneys, accountants and other representatives shall have full access, upon reasonable notice and during normal business hours, to the employees and financial, legal and other representatives of the Sellers with knowledge of the Sellers' business and operations, such persons to be instructed by the Sellers to make full and candid disclosure of all information reasonably requested, and to the books, records and properties relating to the Sellers' business and operations (including obtaining copies thereof upon reasonable notice). From the date hereof until the Closing Date, the Sellers shall provide the Purchaser with (a) written reports each week during such period by the close of business on Wednesday of each week detailing, with respect to the preceding week, the number of procedures performed at the Facilities and (b) such other financial and operating data as the Purchaser may reasonably request. The Purchaser will use its best efforts not to disrupt the Sellers' operations or impinge unnecessarily upon the time of the Sellers' employees. Notwithstanding anything to the contrary set forth in this Section 6.01, neither the Purchaser nor its directors, officers, employees, agents, attorneys, accountants and other representatives shall contact any employees or referral sources of the Sellers without the prior written consent of Mrs. Beran unless or until all of the conditions to Closing, other than the provisions of Section 8.04 herein, have been satisfied, and thereafter the Purchaser shall be permitted to contact the Sellers' employees and referral sources after providing Mrs. Beran prior notice of the intended contact and so long as the Purchaser has committed in writing to consummate the Closing within ten (10) days of its first contact with any such employees or referral sources. Moreover, Mrs. Beran or her designee shall be given the option to attend any meeting with, or participate in any contact of, such employees or referral sources.

         Section 6.02 Conduct of Business in Normal Course. Each Seller, severally and not jointly, covenants and agrees, except as otherwise expressly contemplated by this Agreement or as specifically consented to in writing by the Purchaser (which consent shall not be unreasonably withheld) and set forth on
Schedule 6.02 hereto, from and after the date of this Agreement and until the Closing Date, to use its respective reasonable efforts consistent with good business judgment to maintain its respective present business organizations intact, keep available the services of its respective present employees, preserve its respective present relationships with Persons having business dealings with it and generally operate its respective business in the ordinary and regular course consistent with its prior practices, maintain its respective books and records in accordance with good business practice, on a basis consistent with prior practice, and maintain all certificates, licenses and permits necessary for the conduct of its respective business as currently conducted. Each Seller, severally and not jointly, covenants and agrees that, except as otherwise expressly contemplated by this Agreement or as specifically consented to in writing by the Purchaser (which consent shall not be unreasonably withheld), from and after the date of this Agreement and until the Closing Date, such Seller shall not undertake or permit the following to occur with respect to such Seller, any:

            (a) action or omission which would result in a material adverse change, whether direct or indirect, in the business, operations, condition (financial or otherwise), prospects (as a going concern), liabilities or assets, whether or not insured;

            (b) transaction not in the ordinary course of business, including without limitation, any sale of all or substantially all of the assets (or any merger with any other entity);

            (c) material damage, destruction or loss, whether or not insured;

            (d) unfulfilled commitment as of the date of this Agreement requiring expenditures exceeding $75,000 in the aggregate (excluding commitments expressly described elsewhere in this Agreement or the schedules hereto);

            (e) failure to maintain in full force and effect substantially the same level and types of insurance coverage as in effect on December 31, 1997, or any destruction, damage to, or loss of any asset (whether or not covered by insurance) that materially and adversely affects the business, operations, condition (financial or otherwise), prospects, liabilities or assets;

            (f) material change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions;

            (g) material revaluation of any assets or material write-down of the value of any inventory;

            (h) any direct or indirect redemption, purchase or other acquisition of any shares of Capital Stock (other than distributions consistent with prior practice);

            (i) issuance or sale, or agreement to issue or sell, any Capital Stock except for shares issued upon exercise of options and warrants currently outstanding;

            (j) amendment to its Certificate of Incorporation, By-laws or other organizational documents;

            (k) sale, assignment or transfer of any tangible or intangible asset, including any rights to intellectual property, except in the ordinary course of business;

            (l) disposition or lapse of any patent, trademark, trade name, service mark or copyright or any application for the foregoing, or disposition of any technology, software or know-how, or any license, permit or authorization to use any of the foregoing;

            (m) mortgage, pledge or other encumbrance, including Liens and security interests, of any tangible or intangible asset;

            (n) discharge or satisfaction of any Lien or payment or cancellation of any liability other than payment of current liabilities in the ordinary course of business;

            (o) entering into any agreement, whether written or oral, or transaction (i) to waive, relinquish, terminate or forebear (other than as contemplated by Section 2.03(b)(vi) hereof) the enforcement of any right not in the ordinary course of business or involving consideration in excess of $75,000 (other than inventory acquisitions and dispositions in the ordinary course of business) or (ii) for the sale or acquisition or lease of any material assets;

            (p) indebtedness incurred for borrowed money or any commitment to borrow money, any capital expenditure or capital commitment requiring an expenditure of monies in the future, any incurrence of a contingent liability or any guaranty or commitment to guaranty the indebtedness of others entered into, other than customary transactions in the ordinary course of business not in excess of $75,000 in the aggregate;

            (q) amendment, termination or revocation of (or notice of intent to do so), or a failure in any material respect to perform obligations or the occurrence of any default under, any material contract or agreement to which it is, or as of December 31, 1997 was, a party or of any material license, permit or franchise required for the continued operation of any business conducted by it on December 31, 1997;

            (r) increase or commitment to the increase of the salary or other compensation payable or to become payable to any officer, director or employee, agent or independent contractors (other than members of the Beran family), the payment of any bonus to the foregoing persons or entering into any employment, consulting or other service agreements except in the ordinary course of business and consistent with past practice and applicable policies and procedures; or

            (s) enter into any material agreement (e.g., relating to capitated payment and discounted fee-for-service arrangements) with any physician, insurance company, managed care organizations or other healthcare organization, other than agreements (for terms not in excess of one year), on customary terms and conditions with past practice.

         Notwithstanding the foregoing, nothing herein shall preclude any Seller's distribution of monies in respect of its Capital Stock, repayment of that certain indebtedness listed on Schedule 6.08, payment of professional reading and other fees in the ordinary course of business consistent with past practice, and settlement or other termination of those certain purchase orders set forth on Schedule 2.03(b)(vi).

         Section 6.03 No Solicitation.

                  (a) From the date hereof to the Closing Date, each Seller agrees that neither it nor any of its directors, officers, employees, representatives or agents or any Stockholder will, and each Seller will use all reasonable efforts to cause the non-management employees of such Seller who become aware of the matters contemplated by this Agreement not to, directly or indirectly, solicit or initiate any discussions or negotiations with, participate in any negotiations with, provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any Person, other than the Purchaser and its directors, officers, employees, representatives and agents, concerning any merger, sale of substantial assets, sale of shares of capital stock or similar transaction involving such Seller. Each Seller will promptly advise the Purchaser of any proposal or inquiry made to it or any of its directors, officers, employees, representatives, agents or stockholders with respect to any of the foregoing transactions.

            (b) From the date hereof to the Closing Date, the Estate agrees that neither it nor any of its or the Sellers' respective directors, officers, employees, representatives or agents or any Stockholder (as applicable) will, and the Estate will use all reasonable efforts to cause the non-management employees of the Sellers who become aware of the matters contemplated by this Agreement not to, directly or indirectly, solicit or initiate any discussions or negotiations with, participate in any negotiations with, provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any Person, other than the Purchaser and its directors, officers, employees, representatives and agents, concerning any merger, sale of substantial assets, sale of shares of capital stock or similar transaction involving any Seller. The Estate will promptly advise the Purchaser of any proposal or inquiry made to it or any of such directors, officers, employees, representatives, agents or stockholders with respect to any of the foregoing transactions.

         Section 6.04 Notification of Certain Matters. Each party hereto agrees to give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of or the failure to deliver any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         Section 6.05 Supplements to Schedules. Prior to the Closing Date, each Seller will supplement or amend the schedules hereto with respect to any matter hereafter arising or discovered which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedules. Subject to the last sentence of Article X which shall be controlling, no supplement or amendment of the schedules made pursuant to this Section 6.05 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the Purchaser specifically agrees thereto in writing.

         Section 6.06  Confidentiality.

            (a) Except as otherwise provided in this Section 6.06, the Purchaser, on the one hand, and the Stockholders and the Sellers (the "Selling Group"), on the other hand, shall not disclose any Confidential Information. Prior to the Closing Date, the Purchaser and the Selling Group shall use the Confidential Information solely in connection with its analysis and review of the transactions contemplated by this Agreement; provided that upon and subsequent to the Closing Date all Confidential Information provided to the Purchaser by the Selling Group shall become the property of the Purchaser, and the Purchaser shall have no further obligations pursuant to this Section 6.06. Subsequent to the Closing Date, the obligations of the Selling Group under this
Section 6.06 shall continue in effect and all confidential information previously provided by the Selling Group to the Purchaser will constitute Confidential Information which the Selling Group shall keep confidential in accordance with the terms of this Section 6.06.

            (b) The Purchaser and the Selling Group may disclose Confidential Information to any of their respective directors, officers, employees, agents, financing sources, and advisors (each a "Representative" and collectively, the "Representatives") who need to know such Confidential Information, for the purpose of assisting such party in connection with the transactions contemplated by this Agreement. The Purchaser and the Selling Group (the "Disclosing Party") may disclose Confidential Information if required by legal process or by operation of applicable Law (including in respect of the Selling Group's Tax Returns); provided, however, that the Disclosing Party shall first promptly advise and consult with the other party (the "Subject Party") and its counsel concerning the information the Disclosing Party proposes to disclose, except in respect of proceedings between the Disclosing Party and the Subject Party. The Subject Party shall have the right to seek an appropriate protective order or other remedy concerning the Confidential Information that the Disclosing Party proposes to disclose, and the Disclosing Party shall cooperate with the Subject Party to obtain such protective order. In the event that such protective order or other remedy is not obtained by the Subject Party, the Disclosing Party shall disclose only that portion of the Confidential Information which, in the written opinion of the Disclosing Party's counsel, the Disclosing Party is legally required to disclose, and the Disclosing Party shall use its best efforts to obtain assurances that confidential treatment will be accorded to such information. Notwithstanding anything contained herein to the contrary, nothing herein shall preclude the disclosure of Confidential Information by a Disclosing Party as part of its defense in any legal proceeding instituted against the Disclosing Party, including any indemnification claim under Article XI; provided that the Disclosing Party shall disclose only that portion of the Confidential Information which, in the written opinion of the Disclosing Party's counsel, is necessary for the defense of the Disclosing Party in such proceeding and the Disclosing Party shall use its best efforts to obtain assurances that confidential treatment will be accorded to such information.

            (c) In the event that the transactions contemplated hereby are not consummated, all Confidential Information whether or not then in each parties' possession, and any copies thereof, or notes or extracts therefrom shall be returned to the other party, without retaining any copies thereof, and each party shall destroy, as soon as practicable, all copies of any analyses, studies, compilations or other documents prepared by it or any of its Representatives to the extent that they contain, reflect or are generated from any Confidential Information.

            (d) Each party acknowledges and agrees that any breach by it of the provisions of this Section 6.06 will cause the other party irreparable injury and damage, for which it cannot be adequately compensated in damages. Each party, therefore, expressly agrees that the other party shall be entitled to seek injunctive relief and/or other equitable relief to prevent any anticipatory breach or continuing breach of the provisions of this Section 6.06, or any part thereof, and to secure their enforcement. Nothing herein shall be construed as a waiver by a party of any right it may now have or hereafter acquire to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of a party under the provisions of this Section 6.06.

            (e) In the event the transactions contemplated hereby are not consummated, the Purchaser agrees that it will not, directly or indirectly, for a period of eighteen (18) months from the date of this Agreement (x) solicit for employment or employ or engage any of the present employees of the Sellers; provided, however, that Purchaser shall not be prohibited from employing any such person (other than marketing employees and the Facilities' radiologists) who contacts the Purchaser on his or her own initiative and without any direct or indirect solicitation by the Purchaser or (y) solicit for the provision of diagnostic imaging services or accept such business from any of the physicians who refer a material number of diagnostic imaging procedures to any of the Facilities and whose identity as a Seller's referral source becomes known by the Purchaser as a result of its evaluation of the Facilities; provided that the Purchaser shall not be prohibited from soliciting any persons who were specifically solicited by the Purchaser prior to the date of the Letter of Intent or who are solicited as part of a general solicitation not targeted to physicians not currently solicited by the Purchaser. For purposes of this
Section 6.06(f), a material number of diagnostic imaging procedure referrals shall mean forty (40) or more of such referrals in a twelve (12) month period.

         Section 6.07 Facilities Employees.

            (a) At or prior to the Closing, the Sellers shall terminate the employment of, and the Purchaser will offer employment to, all Facilities Employees (other than members of the Beran family), which employment by the Purchaser shall be on substantially the same terms and conditions upon which they were employed immediately prior to the Closing. The Sellers will indemnify the Purchaser for up to $50,000, pursuant to Article XI herein, that the Purchaser may incur in connection with certain employee retraining, rationalization or reduction measures ("Retraining Obligations").

            (b) The Sellers shall be solely responsible for the payment of any accrued but unpaid vacation pay as of the Closing Date for all such terminated employees. The parties agree that those certain Facilities Employees listed on
Schedule 6.07 hereto shall be entitled to such unpaid vacation after the Closing as set forth on Schedule 6.07.

            (c) Each Facilities Employee employed by the Purchaser after the Closing shall continue to participate, through the end of the month in which the Closing occurs, in the Sellers' group health insurance plans on the same terms and subject to the same conditions as such employee participated prior to the Closing without giving effect to such employee's termination, and the Purchaser agrees to promptly reimburse the Sellers for any amounts paid by the Sellers for such coverage on behalf of each such employee during such period in accordance with the terms and provisions of the Sellers' plans.

            (d) The indemnification limitations set forth in Section 11.02 shall not apply in the event the Purchaser shall seek any indemnification in respect of the foregoing agreements.

         Section 6.08 Obligations and Indebtedness. At or prior to the Closing, all obligations secured by, or which encumber, any of the assets of, or utilized by, the Facilities, including but not limited to, indebtedness to CoreStates Bank, N.A. and Commerce Bank, as well as indebtedness owed to members of the Beran family, the amount of which indebtedness is set forth on Schedule 6.08 hereto, will be repaid and all security interests and other encumbrances with respect to such indebtedness will be terminated and appropriate UCC-3 Financing Statement Terminations will have been filed in all jurisdictions in which any UCC-1 Financing Statements were on file in connection with such indebtedness so repaid.

         Section 6.09 Purchase Orders. At or prior to the Closing, the obligations of the Sellers with respect to the purchase orders for the equipment specified on Schedule 2.03(b)(vi) shall be terminated without any continuing obligation of the Purchaser or the Facilities, and the Purchaser will have no liability with respect to such equipment or the termination of the purchase orders with respect thereto.

         Section 6.10 Mainland Facility. The Purchaser shall be solely responsible for all costs and expenses, if any, related to any renovation of the Mainland Facility which may be necessary or desirable in order for the Purchaser to obtain a license from the State of New Jersey or any subdivision thereof to operate the Mainland Facility.

         Section 6.11 Recoupment Claims. As more fully set forth in Section 2.03, notwithstanding the transactions contemplated herein, the Sellers shall retain all obligations and liabilities in respect of Recoupment Claims for which payment has been received by the Sellers, the Facilities or the Practice, as applicable, prior to the Closing, and such claims and any and all Losses related thereto shall be payable by the Sellers in cash in immediately available funds or in shares of Series D Stock, as the Sellers may determine.


                                   ARTICLE VII
                     CONDITIONS TO EACH PARTY'S OBLIGATIONS
                     --------------------------------------

         The respective obligations of each party hereunder are subject to the satisfaction, at or before the Closing Date, of the conditions set forth below.

         Section 7.01 Governmental Authorizations; Consents. The Sellers and the Purchaser shall have obtained all Consents which are required for the consummation of the transactions contemplated under this Agreement and for the Purchaser to be able to continue to operate the Practice and the Facilities immediately after consummation of this Agreement, in accordance with all Laws (taking into account, and subject to, the contemplated operation of the Mainland Facility in the manner consented to by the State of New Jersey), other than such Consents in respect of the assignment of such contracts which are not material, either individually or in the aggregate, to the Practice and the Facilities.

         Section 7.02 Absence of Litigation. There shall not have been issued and be in effect any order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the purchase by the Purchaser of the Assets, (ii) would require the divestiture by the Purchaser of all or a material portion of the Assets, the Facilities, the Practice or any other assets of the Purchaser as a result of the transactions contemplated hereby, or (iii) would impose limitations on the ability of the Purchaser to effectively exercise full rights of ownership of the Assets, or of a material portion of the Facilities and the Practice as a result of the transactions contemplated hereby.

         Section 7.03 No Injunction. On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the Purchaser deems unacceptable in its sole discretion.


                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS
               ---------------------------------------------------

         The obligation of the Purchaser to purchase the Assets is subject to the satisfaction, at or prior to the Closing, of the conditions set forth below. The benefit of these conditions are for the Purchaser only and may be waived in writing by the Purchaser at any time in its sole discretion.

         Section 8.01 Accuracy of Representations and Warranties. The representations and warranties of the Sellers shall be true and correct in all material respects as of the date when made and as of Closing Date as though made at that time, and the Purchaser shall have received certificates attesting thereto from each Seller signed by a duly authorized officer of each Seller.

         Section 8.02 Performance by the Sellers. The Sellers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, including, without limitation, the deliveries required under Section 3.03, and the Purchaser shall have received certificates attesting thereto from each Seller, signed by a duly authorized officer of each Seller.

         Section 8.03 Non-Competition Agreement. The Purchaser shall have entered into the Non- Competition Agreements with the Sellers and each of Mrs. Beran, Dr. Beran, Debbie Beran and Chaya Beran on or prior to the Closing, effective as of the Closing Date.

         Section 8.04 Casualty Losses; Material Change. Since December 31, 1997, none of the Sellers, the Practice, the Facilities or the Assets shall have suffered (a) any material casualty loss, (b) any material business interruption,
(c) any material labor difficulty or customer boycott or (d) any material adverse change in its business, operations, prospects or condition (financial or otherwise).

         Section 8.05 Assets. The Assets shall be free and clear of all Liens of any nature whatsoever.

         Section 8.06 Financial Statements. The Sellers shall have delivered the 1997 Financial Statements, the 1996 Financial Statements, the 1997 Tax Basis Financial Statements and the 1996 Tax Basis Financial Statements. The 1997 Tax Basis Financial Statements and the 1996 Tax Basis Financial Statements shall reflect that the Sellers had aggregate revenues of at least $10.0 million for fiscal 1997 and fiscal 1996, respectively, and an aggregate pre-tax profit of at least $4.5 million and $4.4 million for fiscal 1997 and fiscal 1996, respectively, in each case, after excluding all compensation paid to members of the Beran Family, other than Dr. Irving Beran and Mrs. Beran.

         Section 8.07 Compliance with Laws. None of the Sellers, the Facilities or the Practice being in violation of any Law, which such violation may have a Material Adverse Effect.

         Section 8.08 Leases. The Purchaser shall have received from the Sellers a duly executed Assignment and Assumption Agreement in the form attached hereto as Exhibit 6, transferring to the Purchaser all interests of the Sellers with respect to the Leases and Contracts, and related estoppel and consent of the landlord. The Purchaser shall have received the leases referenced on Schedule 3.02, duly executed by the appropriate landlord, in the form attached hereto as
Exhibit 7.

         Section 8.09 Consents and Approvals. The receipt of the Consents required to transfer the Assets and the Assumed Liabilities, and for the Purchaser to operate the business conducted at the Facilities subsequent to the Closing in substantially the same manner conducted prior to the Closing (other than such governmental consent required for the continued operation of the Mainland Facility referenced on Schedule 6.02 hereto and other than such Consents in respect of the assignment of such contracts which are not material, either individually or in the aggregate, to the Practice and the Facilities).

         Section 8.10 Stockholder Approval. The approval of the stockholders or limited and general partners, as the case may be, of the Sellers as required by Law, contract or otherwise.

         Section 8.11 Opinion of Counsel. The Purchaser shall have received from counsel to the Sellers and the Stockholders, an opinion of counsel, dated as of the Closing Date and addressed to the Purchaser substantially in the form of
Exhibit 10 attached hereto.

         Section 8.12 FIRPTA Certificate. Each of the Sellers shall deliver to the Purchaser a certificate (the "FIRPTA Certificate") on a form substantially identical to the form attached hereto as Exhibit 11.

         Section 8.13 Obligations and Indebtedness. All obligations which, prior to the Closing, were secured by or which encumbered any of the assets of or utilized by the Sellers, the Facilities and the Practice, including indebtedness to CoreStates Bank, N.A. and Commerce Bank, as well as indebtedness owed to members of the Beran Family, shall have been repaid and all security interests and other encumbrances terminated.

         Section 8.14 Notes. The Purchaser shall have received the Notes and related Pledge and Security Agreements, each duly executed by the appropriate Seller.


                                   ARTICLE IX
                CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS
                ------------------------------------------------

         The obligation of the Sellers to sell the Assets is subject to the satisfaction, at or prior to the Closing, of the conditions set out below. The benefit of these conditions are for the Sellers only and may be waived by the Sellers in writing at any time in its sole discretion.

         Section 9.01 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all respects as of the date when made and as of the Closing Date, as though made at that time, and the Sellers shall have received a certificate attesting thereto signed by a duly authorized officer of the Purchaser.

         Section 9.02 Performance by Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, including, without limitation, the deliveries required under Section 3.02, and the Sellers shall have received a certificate from the Purchaser signed by a duly authorized officer of the Purchaser to such effect.

         Section 9.03 Opinion of Counsel. The Sellers shall have received from counsel to the Purchaser, an opinion of counsel, dated as of the Closing Date and addressed to the Sellers substantially in the form of Exhibit 5 attached hereto.

         Section 9.04 Registration Rights Agreement. The Sellers shall have received the Registration Rights Agreement, duly executed by the Purchaser.


                                    ARTICLE X
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------
                         AND INDEMNIFICATION OBLIGATIONS
                         -------------------------------

         Except as otherwise specifically provided for herein, the representations and warranties of the Purchaser and the Sellers included or provided for herein, or in other instruments or agreements delivered or to be delivered at or prior to Closing in connection herewith, including the representations and warranties of all Persons made in the certificates to be delivered to the Purchaser pursuant hereto, and the obligation of the Purchaser and the Sellers and the Stockholders to indemnify on account of a breach or violation of such representations and warranties shall survive for a period of eighteen (18) months following the Closing Date; provided, however, that (a) there shall be no limit on the survival of the indemnification obligations of the Sellers for breaches of the representations or warranties made by the Sellers as to the transfer of legal and valid title to the

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Assets and (b) the indemnification obligations of the Sellers for breaches of the representations or warranties made by the Sellers with respect to Taxes or Tax matters or with respect to environmental matters shall survive until the expiration of the applicable statute of limitations. Similarly, the obligation of the Sellers and the Stockholders to indemnify the Purchaser with respect to all Excluded Liabilities (other than those liabilities or obligations resulting from a breach of any representation or warranty of the Sellers or the Stockholders included herein or made in connection herewith for which the indemnification obligations of the Sellers and the Stockholders are limited as set forth in the preceding sentence) shall survive until such liability or claim is fully paid and discharged. Notwithstanding anything herein to the contrary, if, prior to the expiration of any indemnification period, the Purchaser, or the Sellers, as the case may be, shall have been notified of a claim for indemnity hereunder and such claim shall not have been finally resolved before the expiration of such period, any representation or warranty that is the basis for such claim shall continue to survive and shall remain a basis for indemnity as to such claim until such claim is finally resolved. The respective representations and warranties of the Sellers and the Purchaser contained herein or in any other documents covered in the first sentence of this Article shall not be deemed waived or otherwise affected by any investigation made by any party hereto or any amendment or supplement to the schedules or exhibits hereto occurring after the signing of this Agreement. Notwithstanding the foregoing, if the investigating party had actual knowledge of any breach of any representation and warranty of the other party and failed to notify the other party thereof prior to the Closing, the investigating party shall not be entitled to any indemnification from the other party for such breach.

                                   ARTICLE XI
                                 INDEMNIFICATION
                                 ---------------

         Section 11.01 General Indemnity.

            (a) Subject to the limitations and other provisions of Article X (which pertain only to clause (i) below) and this Article XI, Mrs. Beran and Dr. Beran, jointly and severally, agree to indemnify and hold harmless the Purchaser, its respective Affiliates, and the successors and assigns of all of them, including Persons providing financing to the Purchaser in their capacity as successors or assigns of the Purchaser, from, against and in respect of any and all Losses resulting from, incurred in connection with or arising out of (i) any breach, or alleged breach claimed by a third party, of any representation or warranty of any Sellers or Stockholder contained herein or made in the Transaction Documents and any actual or threatened action or proceeding in connection with any breach or alleged breach claimed by a third party, (ii) any breach, or alleged breach claimed by a third party, or other failure to perform or threatened failure to perform, of any covenant or agreement of any Seller or Stockholder contained herein or in any of the Transaction Documents and any actual, or threatened action or proceeding by a third party, in connection with any such breach, failure of performance or threatened breach or failure of performance, (iii) the Excluded Liabilities, (iv) any liability for Taxes (1) of the Sellers or the Stockholders and (2) of any person other than a Seller or a Stockholder for which the Sellers or the Stockholders has liability as a transferee or successor, by contract or otherwise, and (v) the Retraining Obligations. Dr. Beran's indemnification obligations hereunder and all other obligations to the Purchaser hereunder arising due to his execution of this Agreement shall cease upon his transfer to the Estate of his portion of the Purchase Price in payment of certain indebtedness owing to the Estate, and the Purchaser, upon such occurrence, shall be deemed to have released, remised and forever discharged Dr. Beran from any liability under this Agreement arising due to his execution hereof, including, without limitation, any and all Losses of any kind or nature, whether known or unknown, in law or equity, that specifically pertain or relate to any obligation arising due to his execution of this Agreement.

            (b) Each Seller, severally and not jointly, agrees to indemnify and hold harmless the Purchaser, its respective Affiliates, and the successors and assigns of all of them, including Persons providing financing to the Purchaser in their capacity as successors or assigns of the Purchaser, from, against and in respect of any and all Losses resulting from, incurred in connection with or arising out of (i) any breach, or alleged breach claimed by a third party, of any representation or warranty of such Seller contained herein or made in the Transaction Documents and any actual, or threatened action or proceeding by a third party, in connection with any breach or alleged breach by a third party,
(ii) any breach, or alleged breach claimed by a third party, or other failure to perform or threatened failure to perform, of any covenant or agreement of such Seller contained herein or in any of the Transaction Documents and any actual or threatened action or proceeding in connection with any such breach, failure of performance or threatened breach or failure of performance, (iii) the Excluded Liabilities, (iv) any liability for Taxes (1) of such Seller and (2) of any person other than such Seller for which such Seller has liability as a transferee or successor, by contract or otherwise, and (v) the Retraining Obligations.

            (c) The Purchaser shall indemnify and hold harmless the Stockholders and the Sellers and their respective successors and assigns from, against and in respect of any and all Losses resulting from, incurred in connection with or arising out of (i) any breach, or alleged breach claimed by a third party, of any representation, warranty, covenant or agreement of the Purchaser and any actual or threatened action or proceeding in connection therewith and (ii) the operation of the Facilities after the Closing including, without limitation, in respect of the Assumed Liabilities.

                  The party or parties being indemnified are referred to herein as the "Indemnitee" and the indemnifying party is referred to herein as the "Indemnitor".

         Section 11.02 Limitation on Indemnification Liabilities.

            (a) No claim for indemnification under Section 11.01(a) or (b) may be brought or maintained by the Purchaser unless and until the aggregate dollar amount of all Losses sought by the Purchaser to be indemnified against under such aforesaid Sections equals or exceeds $375,000 (the "Threshold Amount"), in which event the Stockholders and the Sellers shall be responsible for and shall hold the Purchaser harmless from, any and all such Losses in excess of the Threshold Amount; provided, further, however, that the maximum liability that the Stockholders and the Sellers may have with respect to claims for indemnification under Section 11.01(a) and (b), as the case may be, will be $2.5 million, other than with respect to matters involving (i) fraud, willful misconduct or bad faith, (ii) Taxes, (iii) accounts payable, (iv) the Sellers' liabilities or obligations (x) to any of its stockholders, partners or other equity owners or any of their affiliates, or (y) which may arise by reason of or with respect to (A) any Seller's dissolution, liquidation or distribution of assets to its stockholders, partners or other equity owners, (B) any Seller's bank indebtedness (including, without limitation, to CoreStates Bank, N.A. and Commerce Bank) or (C) the Vista Upgrade, (v) any Recoupment Claims for which payment has been received by the Sellers, the Facilities or the Practice, as applicable, prior to the Closing (which claims and any and all Losses related thereto shall be payable by the Sellers in cash or in shares of Series D Stock, as the Sellers may determine ), or (vi) the Retraining Obligations.

            (b) Any Losses payable by any Seller or Stockholder to the Purchaser pursuant to Section 11.01 (including in respect of Recoupment Claims for which payment has been received by the Sellers, the Facilities or the Practice, as applicable, prior to the Closing) may be payable, in the sole discretion of the payor, in cash in immediately available funds, or in shares of Series D Stock valued at its liquidation preference.

         Section 11.03 Indemnification Procedure.

            (a) Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party's right to indemnification hereunder except to the extent that the Indemnitor demonstrates that the defense of such action has been prejudiced by the Indemnitee's failure to give such notice. In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice ("Notice") to the Indemnitor stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within thirty (30) days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee except to the extent that the Indemnitor demonstrates that the defense of such action has been materially prejudiced by the Indemnitee's delay in giving such notice and then only to the extent of such prejudice.

            (b) In the case of third party claims for which indemnification is sought, the Indemnitor shall have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee which consent shall not be unreasonably withheld) and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnitor shall, within twenty (20) days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. If (i) the Indemnitor shall decline to assume the defense of any such claim, (ii) the Indemnitor shall fail to notify the Indemnitee within twenty (20) days after receipt of the Notice of the Indemnitor's election to defend such claim; (iii) the Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnitor and any of such defenses are, or in the reasonable opinion of the Indemnitee may be, unavailable or materially adversely affected if the Indemnitor directs the defense of such action on behalf of the Indemnitee; or (iv) a conflict exists between the Indemnitor and the Indemnitee which the Indemnitee has reasonably concluded would prejudice the Indemnitor's defense of such action, then in each such case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee and the Indemnitee shall defend against such claim and may settle such claim without the consent of the Indemnitor, and Indemnitor may not challenge the reasonableness of any such settlement. Subject to the limitations and other provisions of Article X and this Article XI, the expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnitor and the Indemnitor shall pay the Indemnitee, in immediately available funds (or, if the Indemnitor is a Seller or Stockholder, in shares of Series D Stock valued at its liquidation preference), as such Losses are incurred. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith. In the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, subject to the limitations and other provisions of Article X and this Article XI, the Indemnitor shall within ten (10) days after agreement on the amount of Losses or the occurrence of a final non-appealable determination of such amount payable to the Indemnitee the amount of such Losses. Anything in this Article XI to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee, which restricts the Indemnitee's ability to conduct its business and as a result would have a material adverse effect on the Indemnitee, or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee, a release from all liability in respect of such claim. In the event that (x) the Indemnitor and a third party agree to the settlement of a claim which solely involves a payment by the Indemnitor, (y) the Indemnitee does not consent to such settlement and (z) thereafter the final non-appealable determination of the amount payable to such third party is in excess of the proposed settlement amount, then the Indemnitee shall be liable for the payment to such third party of any such excess.

            (c) The remedies for claims for indemnification under this Article XI shall be the sole and exclusive remedy for the recovery of monetary damages for such claims by the Purchaser against the Sellers and the Stockholders (but shall in no event preclude the commencement of any action or other proceeding to assert or enforce any indemnification obligations under this Article XI in accordance with the terms hereof or the assertion of any equitable right or the seeking of any equitable relief and further shall in no event restrict any claim involving fraud, willful misconduct or bad faith).

                                   ARTICLE XII
                                   TERMINATION
                                   -----------

         Section 12.01 Right to Terminate. Notwithstanding anything to the contrary set forth in this Agreement, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

               (i) by mutual consent of the Purchaser, on the one hand, and the Sellers, on the other;

               (ii) by the Purchaser or the Seller if the Closing shall not have occurred by October 15, 1998, provided, however, that the right to terminate this Agreement under this Section 12.01 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

               (iii) by the Purchaser or the Sellers if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

               (iv) by the Sellers if the Purchaser (x) breaches its
                    representations and warranties in any material respect, or
                    (y) fails to comply in any material respect with any of its covenants or agreements contained herein; or

               (v) by the Purchaser if the Sellers (x) breach their representations and warranties in any material respect, or
                    (y) fail to comply in any material respect with any of its covenants or agreements contained herein.

         Section 12.02 Obligations to Cease. Subject to the next succeeding sentence, in the event that this Agreement shall be terminated pursuant to
Section 12.01 hereof, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except for (i) the obligations with respect to confidentiality contained in Section 6.06 hereof and (ii) the obligations with respect to costs contained in Section 14.02 hereof, provided, however, that in the event of a termination of this Agreement by reason of either clause (iv) or (v) of Section 12.01 hereof, the non-terminating party(ies) shall reimburse the terminating party(ies) for its (their) reasonable out-of-pocket expenses (which shall include legal and accounting fees, etc.), incurred relative to this Agreement and the transactions contemplated herein.

                                  ARTICLE XIII
                          OBLIGATIONS AFTER THE CLOSING
                          -----------------------------

         Section 13.01 Tax Returns; Tax Periods Ending on or Before the Closing Date. Each Seller shall prepare or cause to be prepared and file or cause to be filed (at its expense) its Tax Returns with respect to the Business, Facilities and Assets for all periods ending on or prior to the Closing Date which are to be filed after the Closing Date. Such Tax Returns shall be prepared in a manner consistent with the Tax Returns (including amended Tax Returns) of the respective Seller filed on or prior to the Closing Date for prior fiscal periods. Each Seller shall pay, or cause to be paid, all Taxes shown as due (or required to be shown as due) on such Tax Returns.

         Section 13.02 Employees and Employee Benefits. The Sellers shall be solely responsible for the satisfaction of all claims for benefits brought by or in respect of any person who was an employee of the Sellers or who performed services at the Facilities prior to the Closing under any Plan or any government-mandated benefits (worker's compensation and unemployment compensation) or otherwise, which claims are based on occurrences prior to the Closing, or as a result of the transactions contemplated herein, regardless of when notices of such claims were filed. Except as expressly provided herein, the Sellers shall have no responsibility to provide benefits or government-mandated benefits to Facilities Employees employed by the Purchaser and/or the Facilities after the Closing for claims arising out of events that occurred after the Closing; however, the Sellers shall remain liable for any claims arising out of events that occurred prior to and at the Closing.

         Section 13.03 Tax Audits. Each party shall have the right, at its own expense, to control any audit or determination by any Governmental Authority, initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes for any taxable period for which that party is charged with responsibility for filing a Tax Return under this Agreement (collectively, "Tax Actions"); provided, however, that the Sellers, on the one hand, and the Purchaser, on the other, shall not have the right to agree to any assessment, deficiency, settlement, or other adjustment or proposed adjustment of Taxes that would adversely affect the interests of the other without such other party's written consent, which consent shall not be unreasonably withheld, and, provided, further, that the Purchaser shall have the right, at the expense of the Sellers, to assume Tax Actions in the event the Sellers shall fail to take Tax Actions reasonably available to them. The Sellers shall notify the Purchaser, and the Purchaser shall notify the Sellers, as the case may be, if any taxing authority shall, upon audit or otherwise, propose in writing an adjustment to tax items which could give rise to a claim against or by the Purchaser.

         Section 13.04 Further Assurances and Cooperation. Subject to the terms and conditions hereof, the Sellers agree that after the Closing they each will execute and deliver such documents to the Purchaser as the Purchaser may reasonably request in order to consummate the transactions contemplated hereby, at the Purchaser's sole cost and expense. Each of the parties hereto shall provide the other parties with such assistance and information as may reasonably be requested by any of them in connection with the transactions contemplated by this Agreement (including in connection with any claim arising under this Agreement), at the sole cost and expense of the requesting party.

         Section 13.05 Access. The Purchaser hereby agrees that, after the Closing, the Sellers and the Stockholders (or their respective representatives) shall have reasonable access to any business records included in the Assets which may be necessary for the Sellers' or the Stockholders' tax purposes or other legitimate business purposes (including, without limitation, in connection with malpractice and other lawsuits) upon reasonable prior notice at reasonable times during regular business hours. Such access shall include an opportunity to make photocopies of such records (at the requesting party's expense). The Sellers and the Stockholders shall maintain the confidentiality of the contents of such records, and such information may only be used by any such party for such legitimate business purposes and may not be disclosed other than to any such party's Representatives who need to know such information solely for legitimate business purposes of the Sellers and the Stockholders. Such confidential information shall otherwise be accorded the protections set forth in Section 6.06.

         Section 13.06 Consent of the Sellers' Accountants. After the Closing, the Sellers agree to use their reasonable efforts to obtain the consent of the Sellers' Accountants with respect to the inclusion of the 1996 Financial Statements and the 1997 Financial Statements within any periodic report, registration statement, proxy or information statement or other similar report or statement filed by the Company with any Governmental Authority, including, without limitation, the Securities and Exchange Commission.

         Section 13.07 Closing Period Financial Statements. As promptly as practicable after the Closing Date (but in no event later than thirty (30) days after the Closing Date), the Sellers will deliver to the Purchaser (i) the Closing Period Financial Statements and (ii) the Closing Date A/R Amount Certificate.

         Section 13.08 Stockholders' Meeting.

            (a) As soon as practicable after the Closing, (i) the Purchaser will take all action necessary in accordance with applicable law and its charter and by-laws to convene a meeting of its stockholders for the purpose of approving and ratifying the issuance of the Series D Stock (the "Meeting"); (ii) the Purchaser will use all commercially reasonable efforts to obtain approval and ratification of such issuance, and (iii) the Purchaser will use all commercially reasonable efforts to hold the Meeting as soon as practicable after the Closing Date and to file the preliminary proxy statement for the Meeting with the Securities and Exchange Commission no later than November 1, 1998.

            (b) In connection with the foregoing, each Seller and Stockholder will supply to the Purchaser (and be responsible for) such information related to such Person as is required to be included in the proxy statement for the Meeting. If at any time prior to the Meeting, any event with respect to any such Person or with respect to other information supplied by any such Person for inclusion in such proxy statement shall occur which is required to be described in an amendment of, or a supplement to, such proxy statement, such Person will provide written notice thereof to the Purchaser and such event will be so described, and such amendment or supplement will be promptly filed with the Securities and Exchange Commission and, as required by applicable law, disseminated to the Purchaser's stockholders. Each Seller and Stockholder further represents and warrants that all information provided by such Person for inclusion in such proxy statement will be true, complete and correct and shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not false or misleading in light of the circumstances under which they were made.

            (c) Each Seller and Stockholder agrees (and shall cause any permitted transferee of the Series D stock, as a condition to such transfer, to agree) to vote all of its voting securities of the Purchaser in favor of all proposals presented to the Purchasers' stockholders at the Meeting as more fully described on Schedule 13.08.

         Section 13.09 Change of Name. As soon as practicable after the Closing (but in any event within ten days), the Sellers shall (and the Stockholders shall cause the Sellers to) change their corporate (or partnership, as applicable) names thereafter to new names bearing no resemblance to their present names and which will not interfere in any jurisdiction with the use by the Purchaser (either alone or in conjunction with other words) of all or any part of such names. From and after the Closing, the Sellers shall (and the Stockholders shall cause the Sellers to) cease and desist from using their present names (or words resembling or likely to be confused with their present names) in the conduct of business, or otherwise, and shall execute or obtain such consents and documents as the Purchaser may reasonably require in order to enable the Purchaser to use such names as it may desire. Notwithstanding the foregoing, the Sellers may use the name "Beran" (alone and not in conjunction with any other portion of any Seller's current name) in connection with their dissolution and/or liquidation and in no event in a commercial manner.

         Section 13.10 Transfer Restrictions on Series D Stock. The Sellers agree not to sell, transfer, pledge, assign or otherwise dispose of the Series D Stock, the Common Stock issuable upon conversion thereof or any interest therein prior to March 1, 1999 without the prior written consent of the Purchaser.

         Section 13.11 Recoupment Claims. Notwithstanding the provisions of
Section 11.03, the Purchaser agrees that, at its sole cost and expense, the Purchaser shall take all action it may deem necessary, desirable and appropriate to defend and settle any Recoupment Claim, other than those for which payment has been received by the Sellers, the Facilities or the Practice, as applicable, prior to the Closing. The Purchaser further agrees to promptly respond to any reasonable inquiries made by any Seller or Stockholder as to the status of any such Recoupment Claim.

                                   ARTICLE XIV
                                  MISCELLANEOUS
                                  -------------

         Section 14.01 Publicity. Each Seller and the Purchaser agrees not to issue any announcement, press release, public statement or other information to the press or any third party with respect to the Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto (which approval shall not be unreasonably withheld or delayed); provided, however, that nothing contained herein shall prevent any party hereto, at any time, from furnishing any required information to any Governmental Authority or from issuing any announcement, press release, public statement or other information to the press or any third party with respect to the Agreement or the transaction contemplated hereby (after consulting with the other parties hereto at least one (1) day prior to furnishing such information or issuing such announcement, press release or public statement) if required by Law.

         Section 14.02 Costs. Except as expressly provided herein, the Purchaser, the Sellers and the Stockholders shall pay their own costs and expenses, including any accounting fees, legal fees, brokerage fees, commissions or finder's fees incurred by such party, in connection with the negotiation and preparation of this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         Section 14.03 Headings. Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

         Section 14.04 Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by telecopy; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

         If to the Sellers or the Stockholders, to:

         Phyllis Beran
         1751 Rolling Lane
         Cherry Hill, New Jersey  08003
         Fax: (609) 795-0139

         with a copy to:

         Steven Dubow, Esq.
         Blank Rome Comisky & McCauley LLP
         One Logan Square
         Philadelphia, Pennsylvania 19103-6698

         Fax: (215) 569-5628

         If to the Purchaser, to:

         Elliott H. Vernon, Esq.
         c/o Healthcare Imaging Services, Inc.
         200 Schulz Drive
         Red Bank, New Jersey  07701
         Fax:  (732) 224-9362

         with a copy to:

         Scott M. Zimmerman, Esq.
         Swidler Berlin Shereff Friedman, LLP
         919 Third Avenue
         New York, New York  10022
         Fax:  (212) 758-9526

         Section 14.05 Assignment and Successors. Prior to the Closing, none of the parties hereto may assign any rights or delegate any duties hereunder without the prior written consent of the other parties hereto. At or after the Closing, the Purchaser may assign its rights under this Agreement to its lenders as security for its obligations. Notwithstanding the foregoing, at any time prior to, at or after the Closing, the Purchaser may assign its rights, but may not delegate its duties, hereunder to any subsidiary or affiliate thereof.

         Section 14.06 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

         Section 14.07 Governing Law; Forum; Process. This Agreement shall be construed in accordance with, and governed by, the Laws of the State of New Jersey as applied to contracts made and to be performed entirely in the State of New Jersey without regard to principles of conflicts of Law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New Jersey or any federal court sitting in the State of New Jersey for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New Jersey or any federal court sitting in the State of New Jersey and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 14.08 Entire Agreement. This Agreement, including the exhibits and schedules hereto, sets forth the entire understanding and agreement and supersedes any and all other understandings, negotiations or agreements between the Sellers and/or the Stockholders and the Purchaser relating to the transactions contemplated herein.

         Section 14.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

         Section 14.10 Severability. In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

         Section 14.11 No Prejudice. This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

         Section 14.12 Parties in Interest. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         Section 14.13 Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by all of the parties hereto.

         Section 14.14 Waiver. At any time prior to the Closing, the Purchaser, on the one hand, or the Sellers and the Stockholders, on the other, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions of the other contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

         Section 14.15 Knowledge. References herein to a Seller's knowledge shall include the knowledge of such Seller and every director, officer, Stockholder and general partner, as the case may be, of such Seller.

         Section 14.16 Consents. Except as set forth on Schedule 14.16, no notice to, filing with, or Consent of, any Person is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                          HEALTHCARE IMAGING SERVICES, INC.

                          By: /s/ Elliott H. Vernon
                             ------------------------------------
                              Name: Elliott H. Vernon
                              Title:

                          THE ESTATE OF IRVING N. BERAN

                          By: /s/ Phyllis Beran
                             ------------------------------------
                              Name: Phyllis Beran
                              Title:

                            /s/ Phyllis Beran
                          ---------------------------------------
                          Mrs. Phyllis Beran

                            /s/ Sam Beran, M.D.
                          ---------------------------------------
                          Sam Beran, M.D.

                          ECHELON MRI, P.C.

                          By: /s/ Sam Beran, M.D.
                             ---------------------------------------
                              Name: Sam Beran, M.D.
                              Title:

                          MAINLAND IMAGING CENTER, P.C.

                         By: /s/ Sam Beran, M.D.
                             ---------------------------------------
                              Name: Sam Beran, M.D.
                              Title:

                         NORTH JERSEY IMAGING MANAGEMENT
                         ASSOCIATES, L.P.

                         By: /s/ Sam Beran, M.D.
                            ---------------------------------------
                              Name: Sam Beran, M.D.
                              Title:

                         BLOOMFIELD IMAGING ASSOCIATES, P.A.


                         By: /s/ Sam Beran, M.D.
                             ---------------------------------------
                              Name: Sam Beran, M.D.
                              Title:

                         IRVING N. BERAN M.D, P.A.


                         By: /s/ Sam Beran, M.D.
                             ---------------------------------------
                              Name: Sam Beran, M.D.
                              Title: